                                                                      Exhibit 10

                           LOAN AND SECURITY AGREEMENT

                                      Among

                             BERGER HOLDINGS, LTD.,
                             BERGER FINANCIAL CORP.,
                              BERGER BROS COMPANY,
                               COPPER CRAFT, INC.,
                          WALKER METAL PRODUCTS, INC.,
                                  as Borrowers

                                       and

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                     as Bank


                           Dated as of: June 13, 2002

                               TABLE OF CONTENTS
                               -----------------

                                                                                    Page No.
                                                                                    --------
1.   DEFINITIONS AND CONSTRUCTION...................................................     -1-
     ----------------------------
     1.1      Definitions...........................................................    -16-
     1.2      Accounting Terms and Determinations...................................    -16-
     1.3      UCC...................................................................    -17-
     1.4      Construction..........................................................    -17-
     1.5      Schedules and Exhibits................................................    -17-
     1.6      Borrower's Knowledge..................................................    -17-
     1.7      Designation of Agent Borrower and Agent Borrower Account..............    -17-

2.   THE REVOLVING CREDIT FACILITY..................................................    -17-
     2.1      The Facility..........................................................    -17-
     2.2      Revolver Note.........................................................    -17-
     2.3      Letter of Credit Sublimit.............................................    -18-

3.   ADVANCES UNDER THE REVOLVING CREDIT FACILITY...................................    -18-
     3.1      General...............................................................    -18-
     3.2      Borrowing Procedures..................................................    -18-
     3.3      Funding Procedure.....................................................    -18-

4.   TERM LOAN A....................................................................    -19-
     4.1      Term Loan A...........................................................    -19-
     4.2      Term Note A...........................................................    -19-
     4.3      Advance of Term Loan A................................................    -19-

5.   TERM LOAN B....................................................................    -19-
     5.1      Term Loan B...........................................................    -19-
     5.2      Term Note B...........................................................    -19-
     5.3      Advance of Term Loan B................................................    -19-

6.   USE OF LOAN PROCEEDS...........................................................    -19-

7.   LETTERS OF CREDIT..............................................................    -20-
     7.1      General...............................................................    -20-
     7.2      Conditions to Issuance................................................    -20-
     7.3      Tenor.................................................................    -20-
     7.4      Sublimits.............................................................    -20-
     7.5      Procedure and Documentation...........................................    -20-
     7.6      Reduction of Availability.............................................    -21-

     7.7      Draws.................................................................    -21-
     7.8      Cash Collateral.......................................................    -21-
     7.9      Indemnification.......................................................    -21-
     7.10     Obligations Irrevocable...............................................    -21-
     7.11     Risk Under Letters of Credit..........................................    -23-

8.   INTEREST RATE..................................................................    -23-
     8.1      Interest Rate Options for the Revolving Credit Facility...............    -23-
     8.2      Interest Rate Options for Term Loan A.................................    -24-
     8.3      Interest Rate Options for Term Loan B.................................    -24-
     8.4      Certain Provisions Regarding Interest Rates...........................    -24-
     8.5      Continuation of LIBOR Rate Loans......................................    -25-
     8.6      LMIR Rate or LIBOR Rate Unascertainable or Unavailable................    -25-
     8.7      LIBOR or LMIR Unlawful................................................    -25-
     8.8      Indemnification.......................................................    -26-
     8.9      Determinations........................................................    -26-
     8.10     Default Rate..........................................................    -26-
     8.11     Post Judgment Interest................................................    -26-
     8.12     Calculations..........................................................    -26-
     8.13     Limitation of Interest to Maximum Lawful Rate.........................    -27-

9.   PAYMENTS AND FEES..............................................................    -27-
     9.1      Interest Payments on the Revolving Credit Facility....................    -27-
     9.2      Principal Payments on the Revolving Credit Facility...................    -27-
     9.3      Interest Payments on Term Loan A......................................    -27-
     9.4      Principal Payments on Term Loan A.....................................    -27-
     9.5      Interest Payments on Term Loan B......................................    -27-
     9.6      Principal Payments on Term Loan B.....................................    -28-
     9.7      Letter of Credit Fees.................................................    -28-
     9.8      Origination Fee.......................................................    -28-
     9.9      Unused Facility Fee...................................................    -28-
     9.10     Termination of Revolving Credit Facility..............................    -28-
     9.11     Prepayment of Term Loans..............................................    -28-
     9.12     Payment Method and Application........................................    -29-
     9.13     Reinstatement of Obligations..........................................    -29-
     9.14     Maintenance of Loan Account; Statements of Obligations................    -30-
     9.15     Indemnity.............................................................    -30-
     9.16     Loss of Margin........................................................    -30-
     9.17     Savings Clause........................................................    -31-

10.  TAXES..........................................................................    -31-

11.  SECURITY; COLLECTION OF RECEIVABLES AND PROCEEDS OF COLLATERAL ................... -32-
     11.1     Personal Property........................................................ -32-
     11.2     Negotiable Collateral.................................................... -34-
     11.3     Real Property Collateral................................................. -34-
     11.4     General.................................................................. -34-
     11.5     Collection of Accounts; Proceeds of Collateral........................... -35-

12.  REPRESENTATIONS AND WARRANTIES.................................................... -36-
     12.1     Valid Organization, Good Standing and Qualification...................... -36-
     12.2     Licenses................................................................. -36-
     12.3     Ownership Interests...................................................... -36-
     12.4     Subsidiaries............................................................. -36-
     12.5     Financial Statements..................................................... -36-
     12.6     No Material Adverse Change in Financial Condition........................ -37-
     12.7     Pending Litigation or Proceedings........................................ -37-
     12.8     Due Authorization; No Legal Restrictions................................. -37-
     12.9     Enforceability........................................................... -37-
     12.10    No Default Under Other Obligations, Orders or Governmental Regulations... -37-
     12.11    Governmental Consents.................................................... -38-
     12.12    Taxes.................................................................... -38-
     12.13    Title to Collateral...................................................... -38-
     12.14    Names and Addresses...................................................... -38-
     12.15    Current Compliance....................................................... -38-
     12.16    United States Pension and Benefit Plans.................................. -38-
     12.17    Leases and Contracts..................................................... -39-
     12.18    Intellectual Property.................................................... -39-
     12.19    Business Interruptions................................................... -39-
     12.20    Business................................................................. -39-
     12.21    Affiliate Transactions................................................... -39-
     12.22    Property of Borrowers.................................................... -40-
     12.23    Inventory Records........................................................ -40-
     12.24    FEIN..................................................................... -41-
     12.25    Solvency................................................................. -41-
     12.26    Subordinated Indebtedness................................................ -41-
     12.27    Inventory Locations...................................................... -41-
     12.28    Investment Company Act; Public Utility Holding Company Act............... -41-
     12.29    Employee Relations....................................................... -41-
     12.30    Investment Property...................................................... -41-
     12.31    Common Enterprise........................................................ -42-
     12.32    Insurance................................................................ -42-

     12.33    Commercial Tort Claims..................................................  -42-
     12.34    Accuracy of Representations and Warranties..............................  -42-

13.  AFFIRMATIVE COVENANTS............................................................  -42-
     13.1     Payment of Principal, Interest and Other Amounts Due....................  -42-
     13.2     Claims for Labor and Materials..........................................  -42-
     13.3     Existence; Approvals; Qualification; Compliance with Laws...............  -43-
     13.4     Maintenance of Properties...............................................  -43-
     13.5     Intellectual Property...................................................  -43-
     13.6     Insurance...............................................................  -43-
     13.7     Inspections; Examinations...............................................  -45-
     13.8     Pension Plans...........................................................  -46-
     13.9     Bank Accounts...........................................................  -46-
     13.10    Maintenance of Management...............................................  -46-
     13.11    Transactions with Affiliates............................................  -46-
     13.12    Additional Documents and Future Actions.................................  -46-
     13.13    Title to Equipment......................................................  -47-
     13.14    Taxes...................................................................  -47-
     13.15    Leases..................................................................  -48-
     13.16    Notices.................................................................  -48-
     13.17    Assignment of Claims Act................................................  -48-
     13.19    Instruments; Promissory Notes...........................................  -49-
     13.20    Future Leases...........................................................  -49-

14.  NEGATIVE COVENANTS...............................................................  -49-
     14.1     Limitation on Sale and Leaseback........................................  -49-
     14.2     Limitation on Indebtedness..............................................  -49-
     14.3     Loans...................................................................  -49-
     14.4     Investments.............................................................  -50-
     14.5     Guaranties..............................................................  -50-
     14.6     Disposition of Assets...................................................  -50-
     14.7     Merger; Consolidation; Business Acquisitions; Subsidiaries..............  -50-
     14.8     Liens...................................................................  -50-
     14.9     Letters of Credit.......................................................  -51-
     14.10    Insurance...............................................................  -51-
     14.11    Default Under Other Indebtedness........................................  -51-
     14.12    Transactions with Affiliates............................................  -51-
     14.13    Name or Chief Executive Address Change..................................  -52-
     14.14    Change in Location of Collateral........................................  -52-
     14.15    Material Adverse Contracts..............................................  -52-
     14.16    Restrictions on Use of Proceeds.........................................  -52-
     14.17    Subordinated Indebtedness...............................................  -53-

     14.18    Prepayments; Amendments and License Agreements..........................  -53-
     14.19    Prohibited Transactions Under ERISA.....................................  -53-
     14.20    Licenses................................................................  -54-
     14.21    Trademark and Tradename Licenses........................................  -54-
     14.22    Equipment Becoming Fixture..............................................  -54-

15.  FINANCIAL COVENANTS..............................................................  -54-
     15.1     Current Ratio...........................................................  -54-
     15.2     Funded Debt to EBITDA Ratio.............................................  -54-
     15.3     Fixed Charge Coverage Ratio.............................................  -55-
     15.4     Changes to Financial Covenants..........................................  -55-
     15.5     Most Favored Lender.....................................................  -55-

16.  ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS.............................  -55-
     16.1     Annual Statements.......................................................  -55-
     16.2     Projections and Cash Flow...............................................  -56-
     16.3     Quarterly Statements....................................................  -56-
     16.4     Collateral Reporting....................................................  -57-
     16.5     Tax Returns.............................................................  -57-
     16.6     Audit Reports...........................................................  -57-
     16.7     Reports to Governmental Agencies and Other Creditors....................  -57-
     16.8     SEC Reporting...........................................................  -57-
     16.9     Requested Information...................................................  -58-
     16.10    Compliance Certificates.................................................  -58-
     16.11    Accountant's Certificate................................................  -58-

17.  CONDITIONS PRECEDENT TO THE INITIAL ADVANCE OR LETTER OF CREDIT..................  -58-
     17.1     Searches................................................................  -58-
     17.2     UCC-1 Filings...........................................................  -58-
     17.3     Executed Loan Documents.................................................  -59-
     17.4     Request for Advance.....................................................  -59-
     17.5     Authorizing Resolutions.................................................  -59-
     17.6     Governing Documents.....................................................  -59-
     17.7     Material Agreements.....................................................  -59-
     17.8     Good Standing Certificates..............................................  -59-
     17.9     Insurance...............................................................  -59-
     17.10    Opinions of Counsel.....................................................  -59-
     17.11    Interest Rate Protection Agreement......................................  -60-
     17.12    Tax Returns.............................................................  -60-
     17.13    Licenses, Approvals, Etc................................................  -60-
     17.14    No Material Adverse Change..............................................  -60-
     17.15    Fees....................................................................  -60-

     17.16    Subordination...........................................................  -60-
     17.17    Machinery and Equipment Appraisal.......................................  -60-
     17.18    Real Estate Appraisal...................................................  -60-
     17.19    Audit...................................................................  -60-
     17.20    Releases................................................................  -60-
     17.21    Other Documents.........................................................  -61-

18.  CONDITIONS PRECEDENT TO ALL ADVANCES AND LETTERS OF CREDIT.......................  -61-
     18.1     Representations and Warranties..........................................  -61-
     18.2     No Default or Event of Default..........................................  -61-
     18.3     No Injunction or Order..................................................  -61-
     18.4     No Bankruptcy...........................................................  -61-
     18.5     Request for Advance.....................................................  -61-

19.  DEFAULT AND REMEDIES.............................................................  -61-
     19.1     Events of Default.......................................................  -61-
     19.2     Remedies................................................................  -64-
     19.3     Application of Proceeds.................................................  -65-
     19.4     Sale or Other Disposition of Collateral.................................  -65-
     19.5     Actions With Respect to Accounts........................................  -67-
     19.6     Set-Off.................................................................  -69-
     19.7     Turnover of Property Held by Bank.......................................  -69-
     19.8     Delay or Omission Not Waiver............................................  -69-
     19.9     Remedies Cumulative.....................................................  -69-
     19.10    Consents, Approvals and Discretion......................................  -70-
     19.11    Certain Fees, Costs, Expense Expenditures...............................  -70-

20.  INDEMNIFICATION..................................................................  -71-

21.  COMMUNICATIONS AND NOTICES.......................................................  -72-

22.  WAIVERS..........................................................................  -72-
     22.1     Waivers.................................................................  -72-
     22.2     Forbearance.............................................................  -73-
     22.3     Limitation on Liability.................................................  -73-
     22.4     Subordination of Subrogation Rights.....................................  -74-

23.  SUBMISSION TO JURISDICTION.......................................................  -74-

24.  MISCELLANEOUS....................................................................  -74-
     24.1     Brokers.................................................................  -74-
     24.2     Use of Bank's Name......................................................  -75-
     24.3     No Joint Venture........................................................  -75-
     24.4     Survival................................................................  -75-
     24.5     No Assignment...........................................................  -75-
     24.6     Assignment or Sale by Bank .............................................  -75-
     24.7     Publicity...............................................................  -75-
     24.8     Injunctive Relief.......................................................  -76-
     24.9     Time is of the Essence..................................................  -76-
     24.10    All Powers Coupled With Interest........................................  -76-
     24.11    Disclosure and Disclaimer Regarding Power of Attorney...................  -76-
     24.12    Binding Effect..........................................................  -77-
     24.13    Severability............................................................  -77-
     24.14    No Third Party Beneficiaries............................................  -77-
     24.15    Modifications...........................................................  -77-
     24.16    Holidays................................................................  -77-
     24.17    Law Governing...........................................................  -77-
     24.18    Integration.............................................................  -77-
     24.19    Exhibits and Schedules..................................................  -77-
     24.20    Headings................................................................  -78-
     24.21    Counterparts; Facsimile Signatures......................................  -78-
     24.22    Joint and Several.......................................................  -78-
     24.23    Limitation on Damages...................................................  -78-
     24.24    Waiver of Right to Trial by Jury........................................  -78-

                           LOAN AND SECURITY AGREEMENT

             THIS LOAN AND SECURITY AGREEMENT is made effective as of June 13, 2002 by and among BERGER HOLDINGS, LTD., a Pennsylvania corporation ("BHL"), BERGER FINANCIAL CORP., a Delaware corporation ("BFC"), BERGER BROS COMPANY., a Pennsylvania corporation ("BBC"), COPPER CRAFT, INC., a Texas corporation ("CCI"), WALKER METAL PRODUCTS, INC., a Georgia corporation ("WMPI")(BHL, BFC, BBC, CCI and WMPI being each individually referred to as a "Borrower" and collectively as the "Borrowers") and WACHOVIA BANK, NATIONAL ASSOCIATION("Bank").

             NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extensions of credit now or hereafter made to or for the benefit of Borrowers under this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

             1.    DEFINITIONS AND CONSTRUCTION.

                   1.1 Definitions. The following words and phrases as used in capitalized form in this Agreement, whether in the singular or plural, shall have the meanings indicated:

                Account Debtor means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

                Accounts means, with respect to a Person, all of such Person's now owned and hereinafter acquired rights to payment for goods sold or leased or for services rendered which is not evidenced by any instrument or chattel paper, whether or not it has been earned by performance, and any other property or interest in property that is classified as an account pursuant to the UCC.

                Advances means an advance by Bank under the Revolving Credit Facility, the Term Loans or this Agreement, including without limitation, LMIR Rate Loans, LIBOR Rate Loans, advances under Letters of Credit, or advances to pay Bank Expenses.

                Affiliate means, with respect to any Person, (a) any officer, director or managing member of such Person, (b) any Subsidiary of such Person,
(c) any other Person (other than a Subsidiary) that, (i) directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person, (ii) directly or indirectly beneficially owns or holds fifteen percent (15%) or more of any class of Voting Stock of such Person or any Subsidiary of such Person, or (iii) fifteen percent (15%) or more of the Voting Stock of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person, and (d) without limiting the foregoing, with respect to any Borrower, each other Borrower. The term "control" means the possession directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of the Voting Stock, by contract or otherwise.

                Agent Borrower means BFC in its capacity as agent for the Borrowers as further described in Section 1.7.

                Agreement means this Loan and Security Agreement.

                Applicable Law means, with respect to any Person, all provisions of constitutions, statutes, regulations and orders of any Governmental Authority applicable to such Person or its property, including, without limitation, all orders and decrees of all courts and arbitrators in proceedings or actions to which such Person is a party. In respect of contracts relating to interest or finance charges that are made or performed in the Commonwealth of Pennsylvania, "Applicable Law" shall mean the laws of the U.S., including without limitation 12 U.S.C.(S)(S) 85 and 86(a), as amended from time to time, and any other statute of the U.S. now or at any time hereinafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the Commonwealth of Pennsylvania.

                Applicable Margin is equal to the percent per annum in excess of the LMIR Rate or the LIBOR Rate, as applicable, as set forth in the following pricing matrix:

                Loans                                Applicable Margin
                -----                                -----------------

         Revolving Credit Facility                        2.75%
         Term Loan A                                      2.60%
         Term Loan B                                      2.25%


                Availability means, as of the date of determination, the result (so long as such result is a positive number) of (a) the Maximum Revolving Credit Facility Amount; less (b) the Revolving Credit Facility Usage.

                Average Unused Portion of Maximum Revolving Credit Facility Amount means, as of any date of determination, (a) the Maximum Revolving Credit Facility Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding under the Revolving Credit Facility during the immediately preceding quarter, plus (ii) the average Daily Balance of the undrawn principal amount of Letters of Credit that were outstanding during the immediately preceding quarter.

                Bank means Wachovia Bank, National Association, a national banking association, its successors and assigns.

                Bank Expenses has the meaning set forth in Section 19.11.

                Bankruptcy Code means the United States Bankruptcy Code (11 U.S.C.(S) 101 et seq.), as amended, and any successor statute.

             Benefit Plan means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Borrower, any Subsidiary of any Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

             Books means all of a Person's books and records, including without limitation, ledgers; records indicating, summarizing, or evidencing such Person's properties or assets (including the Collateral) or liabilities; all information relating to such Person's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs or other computer prepared information.

             Borrowers means BHL, BFC, BBC, CCI and WMPI collectively, and their successors and assigns. Borrower means BHL, BFC, BBC, CCI and WMPI, individually, and their individual successors and assigns.

             Business means, for the Borrowers collectively, the manufacturing of roof drainage systems, residential and commercial snow guards and specialty metal architectural products relating to roofing.

             Business Day means any day that is not a Saturday, Sunday, or other day on which commercial banks in Pennsylvania are authorized or required to close.

             Capital Expenditures means any expenditure that would be classified as a capital expenditure in accordance with GAAP.

             Capital Stock means corporate stock and any and all shares, partnership interests, limited partnership interests, membership interests, equity interests, rights, securities or other equivalent evidences of ownership (however designated) issued by any entity (whether a corporation, partnership, limited liability company, limited partnership, business trust or other type of entity).

             Capitalized Lease means any lease of Property, the obligations for the rental of which are required to be capitalized in accordance with GAAP.

             Capitalized Lease Obligations means all amounts payable with respect to a Capitalized Lease.

             Change of Control shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than one or more of the members of the Management Group, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the total Voting Stock then outstanding of any Borrower or of more than 50% of the total Capital Stock then outstanding of any Borrower.

             Closing Date means the date of this Agreement.

             Collateral has the meaning set forth in Section 11.4.

                Collateral Access Agreement means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgment agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Borrower's Equipment, Inventory or Books, in each case, in form and substance reasonably satisfactory to Bank.

                Commercial Tort Claims shall have the meaning given to such term in the UCC.

                Compliance Certificate means a certificate substantially in the form of Exhibit A and delivered by a Responsible Officer to Bank, as required under Section 16.9.

                Contract Period means the period of time commencing on the date of this Agreement and expiring on May 31, 2005.

                Current Ratio means the ratio of (i) the sum of (a) Eligible Accounts, plus (b) Eligible Inventory, to (ii) the sum of (a) the Daily Balance of Advances that were outstanding under the Revolving Credit Facility on the last Business Day of the immediately preceding month, plus (b) the Daily Balance of the undrawn principal amount of Letters of Credit that were outstanding on the last Business Day of the immediately preceding month.

                Daily Balance means the amount of an Obligation owed at the end of a given day.

                Default means an event, condition or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                Default Rate has the meaning set forth in Section 8.8.

                Disbursement Letter means an instructional letter executed and delivered by Agent Borrower to Bank regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be reasonably satisfactory to Bank.

                Dollars or $ means freely transferable U.S. Dollars.

                Draw Amount has the meaning set forth in Section 7.7.

                EBITDA means, for any period, without duplication, the consolidated Net Income of Borrowers (exclusive of extraordinary gains or losses) for such period, plus the aggregate amounts deducted in determining such consolidated Net Income in respect of (i) Interest Expense, (ii) Tax Expense, and (iii) depreciation and amortization expenses for such period, each determined on a consolidated basis in accordance with GAAP.

                Eligible Accounts means Accounts owed to Borrowers in which Bank has a prior, perfected first priority lien, which have been due no more than ninety (90) days from the original invoice date, are not subject to offsets, deductions, counterclaim, discount, credit, charge back, freight claim, allowance or adjustment. Eligible Accounts shall not include:

                  (a) Accounts which have been due more than 90 days from the original invoice date;

                  (b) Accounts which are evidenced by a note, chattel paper or instrument, unless Bank has a valid perfected first priority security interest in such note, chattel paper or instrument;

                  (c) Accounts which are evidenced by judgments;

                  (d) Accounts with respect to which Borrowers do not have absolute title;

                  (e) the portion of any Account which is subject to an unresolved dispute with the Account Debtor;

                  (f) Accounts with respect to which the Account Debtors are not Solvent or are subject to a bankruptcy or similar proceeding;

                  (g) Accounts with respect to which the Account Debtor is an Affiliate of any Borrower or an Affiliate of any member, officer or director of Borrowers;

                  (h) Accounts arising with respect to goods which have not been shipped or services not performed, conditional sales, sale on approval, sales subject to repurchase or return, consignment sales, or similar transactions in which the sale to or the obligation of the Account Debtor to pay is contingent;

                  (i) non-trade receivables;

                  (j) contra-accounts;

                  (k) Accounts subject to the Assignment of Claims Act of 1940, as amended from time to time, or any Applicable Law now or hereafter existing similar in effect thereto, or to any other prohibition (under Applicable Law, by contract or otherwise) against its assignment or requiring notice of or consent to such assignment, unless all such required notices have been given, all such required consents have been received and all other procedures have been complied with that such receivable shall have been duly and validly assigned to Bank, in form and content satisfactory to Bank;

                  (l) Accounts which are not subject to a valid and perfected first priority security interest in favor of Bank;

                  (m) finance charges;

                  (n) lease receivables;

                  (o) Accounts owed by a Person if fifty percent (50%) or more of such Person's Accounts owed to Borrowers have been due more than ninety (90) days past the original invoice date or would be deemed ineligible as a result of subsections (a) or (b) above;

                  (p) Accounts subject to a Lien in favor of any Person (other than Bank);

                  (q) Accounts concentrated in individual Account Debtors which exceed fifteen percent (15%) of all then Eligible Accounts;

                  (r) an Account not evidenced by an invoice;

                  (s) Accounts with respect to which any Borrower is in breach of any express or implied representation or warranty with respect to the goods or services the sale of which gave rise to such Account or in breach of any representation or warranty, covenant or other agreement contained in the Loan Documents with respect to such Account;

                  (t) Accounts arising with respect to bill-and-hold sales;

                  (u) Accounts with respect to which the Account Debtor is located outside the United States or Canada, or which are payable in a currency other than U.S. Dollars, unless payment of such Accounts is fully secured by a letter of credit in form and content and issued by a commercial bank acceptable to Bank;

                  (v) Accounts arising with respect to sales made in any state or jurisdiction in which Borrowers are not properly licensed to conduct business; and

                  (w) Accounts with respect to which the Account Debtor is determined by Bank in its reasonable discretion to be ineligible for any other reason.

             Eligible Inventory means FIFO Inventory of Borrowers consisting of first quality finished goods and raw materials held for sale in the ordinary course of Borrowers' business, which are and at all times continue to be acceptable to Bank in all respects. An item of Inventory shall not be included in Eligible Inventory if:

                  (a) it is not of good and merchantable quality, free from any material defects or damage;

             (b) it is subject to any licensing, patent, royalty, trademark, tradename, copyright or other agreement with any third parties which restricts Bank's right as a secured party to sell such Inventory after an Event of Default;

             (c) it consists of goods held on consignment by Borrowers or delivered by Borrowers to a third Person for sale by such third Person on consignment for Borrowers;

             (d) Borrowers do not have good, valid and marketable title thereto;

             (e) it is not located at a premises owned or leased (provided that Bank has received a satisfactory landlord's waiver and release) by Borrowers;

             (f) if the Inventory is not located on premises owned by Borrowers, it is not segregated or otherwise separately identifiable from goods of others, if any, stored on such premises;

             (g) it is not subject to a valid and perfected first priority security interest in favor of the Bank;

             (h) it consists of goods returned or rejected by Borrowers' customers, unless such goods are resaleable in the ordinary course of business;

             (i) it is obsolete or custom item which is not saleable in the ordinary course of business, or constitutes repair or replacement machine parts, packaging and shipping materials or supplies used or consumed in Borrowers' business;

             (j) it is subject to a Lien in favor of any Person (other than Bank);

             (k) it consists of bill-and-hold goods;

             (l) it has been held in Inventory by Borrowers for a period in excess of 12 months;

             (m) it consists of goods used as promotional items;

             (n) it consists of finished goods which do not meet the specifications of the applicable purchase order and cannot be easily resold in the ordinary course of business;

                   (o) it consists of goods produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provision in Title 29 U.S.C. Section 215(a); or

                   (p) it consists of goods for which Bank would need a registration, license, permit or consent of another Person to sell or dispose of.

              Environmental Agreement means that certain Environmental Agreement executed of even date with this Agreement by the Borrowers in favor of Bank.

              Equipment means all of a Person's present and hereafter acquired cars, trucks, vehicles, machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, trailers, tools, dies, jigs, molds, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, without limitation (a) any interest of such Person in any of the foregoing, and
(b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

              ERISA means the Employee Retirement Income Security Act of 1974, 29 U.S.C. (S)(S) 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

              ERISA Affiliate means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a member of an affiliated service group of which any Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Borrower and whose employees are aggregated with the employees of any Borrower under IRC Section 414(o).

              ERISA Event means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of any Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during, a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under
Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to
Section 4041A of ERISA, (or the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by any Borrower or any of its Subsidiaries or any of their ERISA Affiliates.

                  Event of Default has the meaning set forth in Section 19.1.

                  FEIN means Federal Employer Identification Number.

                  Financial Asset means any financial asset, now owned or hereafter acquired that is classified as a "financial asset" pursuant to Chapter 8 (or Article 8) of the UCC.

                  Fixed Charge Coverage Ratio means the ratio calculated on a cumulative four quarter basis of (i) the sum of (a) net operating profit for such period, plus (b) depreciation and amortization expenses for such period, to
(ii) the sum of (a) Interest Expense for such period, plus (b) current maturities of long term debt (for the next four quarters), plus (c) estimated cash taxes to be paid by Borrowers (for the next four quarters), plus (d) Unfunded Capital Expenditures for such period, plus (e) dividends or distributions paid to shareholders of any Borrower for such period, plus (f) any cash paid in connection with any purchase, acquisition, redemption of retirement of any capital stock of any Borrower for such period.

                  Funded Debt shall mean, without duplication, all Indebtedness of Borrowers for borrowed money, and all guaranties of Borrowers of any or all of the foregoing. Funded Debt shall include, without limitation, all Subordinated Indebtedness for borrowed money of Borrowers and Capitalized Lease Obligations of Borrowers.

                  Funding Date means the date, which must be a Business Day, on which the funding of an Advance occurs.

                  GAAP means generally accepted accounting principles in the United States of America, in effect from time to time, consistently applied and maintained.

                  General Intangibles means all of a Person's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, licenses, lease rights, permits, approvals, choses or things in action, goodwill, trade secrets, methods, processes, know-how, formulas, label designs, domain names, domain name registrations, patents, patent rights and applications, trade names, brand names, logos, inventions, trademarks and registrations or applications therefor, servicemarks and registrations or applications therefor, copyrights and registrations or applications therefor, blueprints, plans, patterns, drawings, specifications, designs, manufacturing or processing rights, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, software and computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, tax refund claims, government subsidy payments, databases, all notes and records with respect to any research and development and all physical embodiments of the foregoing), other than Inventory, Accounts, Equipment and Negotiable Collateral.

                  Governing Documents means the certificate or articles of incorporation, by-laws, partnership agreement, joint venture agreement, operating agreement or other organizational or governing documents of any Person.

                  Governmental Authority means any nation or government, any federal, state, county, municipal, parish, provincial or other political subdivision thereof and any department, commission, board, court, agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  Indebtedness, as applied to a Person, means, without duplication:

                           (a) all items (except items of capital stock or of
surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined;

                           (b) to the extent not included in the foregoing, all
indebtedness, obligations, and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and

                           (c) to the extent not included in the foregoing, all
indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), sold with recourse, or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

                  Indemnified Parties has the meaning set forth in Section 20.

                  Interest Expense as applied to Borrowers means for any period, the amount of interest expense on Indebtedness of Borrowers for such period, determined in accordance with GAAP.

                  Inventory means all present and future inventory in which a Person has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of such Person's present and future raw materials, work in process, finished goods, packaging, packing and shipping materials, goods used or consumed in the Person's business, component parts, supplies and returned, rejected or repossessed goods, wherever located.

                  Inventory Locations means each of the locations described on
Schedule 12.27, as such Schedule 12.27 may be amended from time to time pursuant to Section 14.14.

         Investment Property means any investment property, now owned or hereafter acquired, that is classified as "investment property" pursuant to the UCC.

         IRC means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

         Lease means any lease of real estate under which any Borrower is the lessee.

         Leasehold Property means any real estate owned by Borrowers which is the subject of a Lease.

         Letter of Credit Sublimit has the meaning set forth in Section 7.4.

         Letters of Credit means the Standby Letters of Credit and the Merchandise Letters of Credit issued by Bank pursuant to this Agreement.

         LIBOR means with respect to any LIBOR Rate Loan, the rate for U.S. Dollar deposits with a maturity equal to the then current Rate Period as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before the relevant Rate Period begins (or if not so reported, then as determined by Bank from another recognized source or interbank quotation).

         LIBOR Market Index-Based Rate means with respect to any LMIR Rate Loan, for any day, the rate per annum (rounded to the next higher 1/100 of 1%) for one
(1) month Dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by Bank from another recognized source or interbank quotation).

         LIBOR Rate means a rate of interest equal to LIBOR.

         LIBOR Rate Loan means any Advance under the Loans bearing interest at the LIBOR Rate plus Applicable Margin.

         Licenses means all licenses, permits, consents, approvals and authorizations issued by a Governmental Authority with respect to or in connection with the operation of any Borrower's Business.

         Lien means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded, published, registered or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising, from a mortgage, debenture, charge, deed of trust, encumbrance, pledge, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting any real property.

         LMIR Rate means a rate of interest equal to LIBOR Market Index-Based Rate.

         LMIR Rate Loan means any Advance under the Loans bearing interest at the LMIR Rate plus Applicable Margin.

         Loan Account has the meaning set forth in Section 9.14.

         Loan Documents means this Agreement, the Notes, the Environmental Agreement, the Disbursement Letter, the Letters of Credit, the Subordination Agreements and any other assignment or other agreement entered into, now or in the future, in connection with this Agreement, the Obligations or any of the transactions contemplated hereunder.

         Loan Request has the meaning set forth in Section 3.2(a).

         Loans means all Advances outstanding under the Revolving Credit Facility and the Term Loans.

         Management Group means collectively Theodore A. Schwartz, Joseph F. Weiderman and Francis E. Wellock, Jr.

         Material Adverse Change means (a) a material adverse change, as determined by Bank in good faith, in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers (taken as a whole), (b) the material impairment, as determined by Bank in good faith, of Borrowers' (taken as a whole) ability to perform their obligations under the Loan Documents to which they are a party or of the Bank's ability to enforce the Obligations of the Loan Documents or to realize upon the Collateral, (c) a Material Adverse Effect, or (d) a material impairment, as determined by Bank in good faith, of the priority of the Liens in favor of Bank with respect to the Collateral.

         Material Adverse Effect means a material adverse effect, as determined by Bank in good faith, with respect to (a) the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers (taken as a whole), (b) Borrowers' (taken as a whole) ability to pay the Obligations in accordance with the terms of this Agreement, (c) the value of the Collateral or the amount that Bank would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) the practical realization of the benefits of Bank's rights and remedies under this Agreement or the other Loan Documents.

         Maximum Revolving Credit Facility Amount means $9,500,000.00.

         Merchandise Letter of Credit means a documentary Letter of Credit issued by Bank to support the purchase by a Borrower of Inventory prior to transit to an Inventory Location, that provides that all draws thereunder must require presentation of customary documentation (including, if applicable, commercial invoices, packing list, certificate of origin, bill of lading or airway bill, customs clearance documents, quota statement, inspection certificate, beneficiaries statement, and bill of exchange, bills of lading, dock warrants, dock receipts, warehouse receipts, or other documents of title) in form and substance satisfactory to Bank and reflecting the passage to such Borrower of title to first quality Inventory conforming to such Borrower's contract with the seller thereof.

         Multiemployer Plan means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which any Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

         Negotiable Collateral means all of a Person's present and future letters of credit, notes, drafts, instruments, Investment Property, Financial Assets, Capital Stock of direct and indirect Subsidiaries of Borrowers, documents, personal property leases (wherein such Person is the lessor), chattel paper, and such Person's Books relating to any of the foregoing.

         Net Income means income (or loss) of Borrowers after Tax Expense and shall have the meaning given such term by GAAP, provided that there shall be specifically excluded therefrom (a) gains from the sale of capital assets, (b) net income of any other Person in which any Borrower or any of its Subsidiaries has an ownership interest, unless received by such Borrower or any of its Subsidiaries in a cash distribution, and (c) any gains arising from extraordinary items, as defined by GAAP.

         Non-Assignable Contracts has the meaning set forth in Section 11.1(e).

         Notes means collectively the Revolver Note and Term Notes executed and delivered pursuant to Sections 2.2, 4.2 and 5.2.

         Obligations means all Loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, indebtedness arising from any derivative transactions, obligations arising under any swap agreement (as defined in 11 U.S.C. Section
101), liabilities (including all amounts charged to the Loan Account pursuant hereto), obligations, fees, charges, costs, or Bank Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by any Borrower to Bank of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Bank and any Borrower, and irrespective of whether for the payment of money), whether as principal or surety, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and further including all interest not paid when due and all Bank Expenses that any Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

         Operating Agreement means any equipment lease, advertising contract, supply agreement, employment agreement, collective bargaining agreement or other similar agreement or contract relating to the operation of the Businesses.

         PBGC means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

         Person means and includes natural persons, legal persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and any governments and agencies and political subdivisions thereof.

         Plan means any employee benefit plan, program, or arrangement maintained or contributed to by any Borrower or with respect to which it may incur liability.

         Prime Rate means the annual interest rate announced from time to time by Bank and generally known by Bank as its "prime rate", whether published by it publicly or only for the internal guidance of its loan officers. The Prime Rate is used merely as a pricing index and is not and should not be considered to represent the lowest or best rate available to a borrower.

         Property shall mean all types of real, personal or mixed property and all types of tangible or intangible property.

         Rate Period means for any LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is made and ending on the date which is one, two, three or six months later, as may be requested by Agent Borrower, provided however,

               (i) any Rate Period which would otherwise end on a day which is not a Business Day shall end on the next preceding or succeeding Business Day as is Bank's custom generally in the market to which such LIBOR Rate Loan relates; and

               (ii) each Rate Period which commences before, and would otherwise end after (a) the last day of the Contract Period, shall end on the last day of the Contract Period (in the case of the Revolving Credit Facility) or (b) after the maturity date of the applicable Term Loan, shall end on the maturity date of the applicable Term Loan.

            Rent Expense as applied to Borrowers means for any period, the amount of rent expense of Borrowers for such period, determined in accordance with GAAP.

            Reportable Event means any of the events described in Section 4043(c) of ERISA or the regulations thereunder.

            Responsible Officer means the President, Vice President, Treasurer or

Chief Financial Officer of Agent Borrower.

            Revolver Note has the meaning set forth in Section 2.2.

            Revolving Credit Facility means the revolving credit facility established for Borrowers under this Agreement.

            Revolving Credit Facility Usage means as of the date of determination, the aggregate amount of (a) all outstanding Advances under the Revolving Credit Facility, and (b) the outstanding undrawn amount of all outstanding Letters of Credit.

            Solvent means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature or fall due, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

            Standby Letters of Credit means the standby letters of credit (not Merchandise Letters of Credit) issued by Bank pursuant to this Agreement.

            Subordinated Indebtedness means Indebtedness of any Borrower which has maturities and terms, and which is subordinated to payment of the Obligations in a manner, approved in writing by Bank, and in each such case any renewals, modifications or amendments thereof which are approved in writing by Bank.

            Subordination Agreements shall mean the subordination agreement from any Borrower in favor of Bank.

            Subsidiary of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Capital Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

            Tax Expense as applied to Borrowers means for any period, the amount of tax expense of Borrowers for such period, determined in accordance with GAAP.

            Term Loan A has the meaning set forth in Section 4.1.

            Term Loan B has the meaning set forth in Section 5.1.

            Term Loans means collectively Term Loan A and Term Loan B.

            Term Loan A Maturity Date means June 1, 2009.

            Term Loan B Maturity Date means June 1, 2004.

            Term Note A has the meaning set forth in Section 4.2.

            Term Note B has the meaning set forth in Section 5.2.

            Term Notes means collectively Term Note A and Term Note B.

            U.S. means the United States of America.

            UCC means (i) the Uniform Commercial Code as adopted in the Commonwealth of Pennsylvania, as it may be amended, revised or replaced from time to time, and (ii) the Uniform Commercial Code as in effect from time to time in such other states as any Collateral may be located, as and to the extent applicable.

            Unfunded Capital Expenditures means for any period, the Capital Expenditures of Borrowers on a consolidated basis incurred during such period and not financed by seller or institutional financing or by Capitalized Lease Obligations.

            Voting Stock means Capital Stock of a Person having ordinary voting power for the election of the members of its board of directors or other governing body of such Person.

               1.2 Accounting Terms and Determinations. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made in accordance with GAAP, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP as in effect on the date of determination. All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP.

               1.3 UCC. Any terms used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein. To the extent that the definitions of any categories or types of collateral are expanded in any revision to, amendment of or new version of the UCC, such changed or expanded definitions will apply to this Agreement as of the effective date of such revision, amendment or new statute.

               1.4 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been cured or waived in writing by Bank. Section, subsection, clause, schedule, and exhibit references are to sections, subsections, clauses, schedules and exhibits in this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement, any of the Loan Documents or any other document or agreement shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, supplements, and restatements thereto and thereof, as applicable.

               1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement, as they may from time to time be amended or restated, shall be deemed incorporated herein by reference.

               1.6 Borrower's Knowledge. Any statements, representations or warranties that are based upon the best knowledge of an officer of any Borrower or an officer thereof shall be limited to the actual knowledge of any president, chief financial officer or treasurer, as applicable, with respect to the matter in question.

               1.7 Designation of Agent Borrower and Agent Borrower Account. Borrowers agree that BFC shall be designated to be the agent for Borrowers (the "Agent Borrower") for purposes of (i) requesting an Advance under this Agreement, (ii) certifying any collateral or financial reporting, (iii) executing any loan request forms, and (iv) undertaking of general business matters with Bank in connection with this Agreement. In addition, Borrowers agree that any sums to be advanced to Borrowers shall be advanced by Bank to the account indicated in the loan request.

            2. THE REVOLVING CREDIT FACILITY.

               2.1 The Facility. Subject to the terms and conditions of this Agreement and the Loan Documents, Bank agrees to establish for Borrowers a revolving credit facility (the "Revolving Credit Facility") pursuant to which during the Contract Period, Bank agrees to extend to Borrowers Advances under the Revolving Credit Facility and pursuant to which Bank agrees to issue Letters of Credit for the account of Borrowers, provided that, the Revolving Credit Facility Usage shall not exceed at any time the Maximum Revolving Credit Facility Amount.

               2.2 Revolver Note. Borrowers' obligation to repay Advances and other extensions of credit under the Revolving Credit Facility shall be further evidenced by a promissory note executed and delivered by Borrowers in the face amount of the Maximum Revolving Credit Facility Amount payable to the order of Bank (the "Revolver Note"), which shall be in a form acceptable to Bank.

               2.3 Letter of Credit Sublimit. Notwithstanding anything herein or elsewhere to the contrary, the issuance of Letters of Credit under the Revolving Credit Facility by the Bank is subject to the limitations set forth in Section 7 below.

            3. ADVANCES UNDER THE REVOLVING CREDIT FACILITY.

               3.1 General. Advances under the Revolving Credit Facility shall be made by Bank to Agent Borrower, for the benefit of Borrowers, in accordance with the procedures set forth below. Within the limitations set forth in this Agreement, Borrowers may borrow, repay and reborrow under the Revolving Credit Facility.

               3.2 Borrowing Procedures.

                   (a) Form of Request. Agent Borrower, on behalf of Borrowers, may request an Advance under the Revolving Credit Facility by delivering to the officer of Bank designated from time to time by Bank, a written Loan Request. Such written request for an Advance shall be in the form of Exhibit "B" attached hereto (a "Loan Request"). Such Loan Request may be in such other form as Bank may reasonably require from time to time upon written notice to Agent Borrower. Each Loan Request received by Bank shall be conclusively presumed to be executed and delivered by a duly authorized officer or employee of Agent Borrower. Once received by Bank, each Loan Request shall be deemed irrevocable. Notwithstanding the foregoing, Agent Borrower may request a Loan by a telephone, e-mail or fax request to the offices of Bank designated from time to time by Bank. Each telephone, e-mail or fax request received by Bank shall be conclusively presumed to be made by a duly authorized officer or employee of Agent Borrower. Once received by Bank, each telephone, e-mail or fax Loan Request shall be deemed irrevocable. Bank, at its discretion, may require that each telephone, e-mail or fax Loan Request be confirmed promptly by Agent Borrower in writing.

                   (b) Timing of Request. Each Loan Request for a LMIR Rate Loan must be received by Bank no later than 2:00 p.m. Eastern time on the requested Funding Date. Each Loan Request for a LIBOR Rate Loan must be received by Bank no later than 11:00 A.M. Philadelphia time on the second (2nd) Business Day prior to the requested Funding Date.

               3.3 Funding Procedure. Subject to the conditions set forth in this Agreement, Bank shall disburse Advances under the Revolving Credit Facility to Borrowers by transferring into any account of Borrowers as directed by the Agent Borrower immediately available funds in the amount of such Advances, or otherwise in accordance with procedures acceptable to Bank.

            4. TERM LOAN A.

               4.1 Term Loan A. Subject to the terms and conditions of this Agreement and the Loan Documents, Bank agrees to extend to Borrowers a term loan in the original principal amount of Two Million Four Hundred Thousand Dollars ($2,400,000.00) ("Term Loan A").

               4.2 Term Note A. Borrowers' obligation to repay Term Loan A shall be further evidenced by a promissory note executed and delivered by Borrowers to Bank in the face amount of Two Million Four Hundred Thousand Dollars ($2,400,000.00) ("Term Note A") which shall be in a form acceptable to Bank.

               4.3 Advance of Term Loan A. The proceeds of Term Loan A shall be advanced at closing hereunder in accordance with such procedures as Bank may reasonably require.

            5. TERM LOAN B.

               5.1 Term Loan B. Subject to the terms and conditions of this Agreement and the Loan Documents, Bank agrees to extend to Borrowers a term loan in the original principal amount of Two Million Four Hundred Thousand Dollars ($2,400,000.00) ("Term Loan B").

               5.2 Term Note B. Borrowers' obligation to repay Term Loan B shall be further evidenced by a promissory note executed and delivered by Borrowers to Bank in the face amount of Two Million Four Hundred Thousand Dollars ($2,400,000.00) ("Term Note B") which shall be in a form acceptable to Bank.

               5.3 Advance of Term Loan B. The proceeds of Term Loan B shall be advanced at closing hereunder in accordance with such procedures as Bank may reasonably require.

            6. USE OF LOAN PROCEEDS. Borrowers agree to use Advances under the Revolving Credit Facility and the proceeds of the Term Loans solely (a) to repay existing Indebtedness of Borrowers to Fleet National Bank and FINOVA Mezzanine Capital, Inc., (b) to pay closing costs and expenses incurred by the Borrowers in connection with the transactions contemplated hereunder, and (c) to provide for future working capital requirements and for other general corporate purposes of Borrowers consistent with the terms and conditions of this Agreement.

            7. LETTERS OF CREDIT.

               7.1 General. Subject to the terms and conditions of this Agreement, Bank agrees to issue from time to time until the expiration of the Contract Period, upon the written request of Agent Borrower, Letters of Credit for the account of any or all of the Borrowers. Such Letters of Credit shall be in form and content acceptable to Bank.

               7.2 Conditions to Issuance. Bank shall have no obligation to issue any Letter of Credit if:

                   (a) the conditions set forth in Sections 17 and 18 have not been satisfied;

                   (b) issuance of such Letter of Credit would violate the terms of any contract, agreement or other document binding upon Bank or any Borrower;

                   (c) any order, judgment or decree of any court, arbitrator or other governmental authority shall purport by its terms to enjoin or restrain issuance of the Letter of Credit;

                   (d) any law, rule, regulation or directive shall prohibit issuance of the Letter of Credit or result in any liability of Bank as a result of such issuance; or

                   (e) Bank shall not have received the required issuance fee set forth in Section 9.7.

               7.3 Tenor. Each Standby Letter of Credit shall have a term not to exceed the earlier to occur of: (a) twelve (12) months or (b) the expiration date of the Contract Period. Each Merchandise Letter of Credit shall have a term not to exceed the earlier to occur of: (a) twelve (12) months or (b) the expiration date of the Contract Period.

               7.4 Sublimits. Bank shall have no obligation (a) to issue any Letters of Credit, if the aggregate outstanding undrawn amount of all Letters of Credit would exceed $1,000,000; (b) to issue any Letter of Credit, if an Event of Default has occurred and is continuing; or (c) to issue any Letter of Credit if the Revolving Credit Facility Usage plus the amount of such new Letter of Credit to be issued exceeds the Maximum Revolving Credit Facility Amount (the "Letter of Credit Sublimit").

               7.5 Procedure and Documentation. Each request for issuance of a Letter of Credit must be received at least three (3) Business Days prior to the requested issuance and shall be accompanied by a duly executed letter of credit application in the form required by Bank. Each application shall have noted therein that the application is entered into in accordance with the terms of this Agreement. Borrowers will execute and deliver to Bank such other documents and agreements as may be reasonably required by Bank in connection with the issuance of any Letter of Credit.

            7.6 Reduction of Availability. Availability under the Revolving Credit Facility will be reduced by the total outstanding undrawn amount of all Letters of Credit.

            7.7 Draws. If Bank receives a request for a draw under any Letter of Credit, Bank shall advise Agent Borrower of such draw request and Borrowers agree to pay to Bank on the day on which Bank shall honor such draw request, the amount of such draw request (the "Draw Amount") in immediately available funds. Unless Bank receives the Draw Amount in immediately available funds on or before the day on which Bank honors such draw request, the amount advanced by Bank to pay such draw shall be deemed to be a LMIR Rate Loan under the Revolving Credit Facility, without any requirement that Agent Borrower request such Loan or otherwise comply with the Loan Request provisions set forth in this Agreement.

            7.8 Cash Collateral. In the event that the Revolving Credit Facility is terminated for any reason, the Contract Period expires or an Event of Default occurs, Borrowers agree to deposit with Bank immediately available funds in an amount equal to 102% of the outstanding undrawn amount of all Letters of Credit. Such funds and any proceeds of Collateral or other payments received by Bank with respect to the Obligations after any such Event of Default, may be held by Bank as cash collateral for the Obligations, including without limitation, the Obligations of Borrowers to Bank related to the Letters of Credit. Funds posted as cash collateral for a Letter of Credit will be returned to Borrowers upon the earlier to occur of: (a) expiration of such Letter of Credit with no outstanding draw thereunder, or (b) the return to Bank of the original of such Letter of Credit together with a letter from the beneficiary thereunder addressed to Bank requesting a cancellation of such Letter of Credit.

            7.9 Indemnification. Borrowers hereby agree to indemnify, save, defend, and hold Bank harmless from any loss, cost, expense, or liability, including payments made by Bank, expenses, and reasonable attorney's fees incurred by Bank arising out of or in connection with any Letter of Credit, provided that, Borrowers shall not be obligated to indemnify Bank for any loss, cost, expense or liability resulting from Bank's gross negligence or wilful misconduct. Borrowers understand and agree that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following any Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto.

            7.10 Obligations Irrevocable. The obligations of Borrowers to make payments to Bank of each Draw Amount shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

            (a) any lack of validity or enforceability of any Letter of Credit, any documents collateral to any Letter of Credit, this Agreement or any of the other Loan Documents;

            (b) the existence of any claim, set-off, defense, or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or transferee may be acting), Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any other Person and the beneficiary named in any Letter of Credit);

            (c) any draft, certificate, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (d) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

            (e) the occurrence of any Default or Event of Default;

            (f) any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to or under any Letter of Credit or any documents collateral thereto;

            (g) payment by Bank to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

            (h) any failure, omission, delay or lack on the part of Bank to enforce, assert or exercise any right, power or remedy conferred upon Bank under this Agreement, any of the other Loan Documents, any of the Letters of Credit or any documents collateral thereto or any other acts or omissions on the part of Bank; or

            (i) any other event or circumstance that would, in the absence of this Section 7.10, result in the release or discharge by operation of law or otherwise of any Borrower or any Person from the performance or observance of any obligation, covenant or agreement contained herein.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which any Borrower has or may have against the beneficiary of any Letter of Credit shall be available hereunder to any Borrower against Bank.

            7.11 Risk Under Letters of Credit.

                 (a) In the administration and handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, Bank shall have the sole right, in its discretion following commercially reasonable standards, to take or refrain from taking any and all actions under or upon the Letters of Credit.

                 (b) Subject to other terms and conditions of this Agreement, Bank shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Bank's regularly established practices and procedures and Bank will have no further obligation with respect thereto. In the administration of Letters of Credit, Bank shall not be liable for any action taken or omitted in good faith reliance on the advice of counsel, accountants, appraisers or other experts selected by Bank and Bank may rely upon any notice, communication, certificate or other statement from any Borrower, beneficiaries of Letters of Credit, or any other Person which Bank reasonably believes to be authentic.

                 (c) In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Bank makes no representation and shall have no responsibility with respect to (i) the obligations of any Borrower or any other Person (other than Bank) or the validity, sufficiency or enforceability of any document or instrument given in connection therewith, or the taking of any action with respect to same, (ii) the financial condition of, any representations made by, or any act or omission of, any Borrower, or any other Person (other than Bank), or (iii) any failure or delay in exercising any rights or powers possessed by Bank in its capacity as issuer of Letters of Credit in the absence of its gross negligence or willful misconduct.

         8. INTEREST RATE.

            8.1 Interest Rate Options for the Revolving Credit Facility. The principal balance of the Revolving Credit Facility will accrue interest at the Agent Borrower's option at (i) the LMIR Rate plus Applicable Margin, or (ii) the LIBOR Rate plus the Applicable Margin, provided however, at no time shall the applicable rate of interest charged to sums outstanding and accruing interest under Revolving Credit Facility at the LMIR Rate plus Applicable Margin exceed the Prime Rate.

             8.2 Interest Rate Options for Term Loan A. The entire outstanding principal balance of Term Loan A will accrue interest at the Agent Borrower's option at (i) the LMIR Rate plus Applicable Margin, or (ii) the LIBOR Rate plus the Applicable Margin, provided however, at no time shall the applicable rate of interest charged to sums outstanding and accruing interest under Term Loan A at the LMIR Rate plus Applicable Margin exceed the Prime Rate plus two tenths percent (2/10%).

             8.3 Interest Rate Options for Term Loan B. The entire outstanding principal balance of Term Loan B will accrue interest at the Agent Borrower's option at (i) the LMIR Rate plus Applicable Margin, or (ii) the LIBOR Rate plus the Applicable Margin, provided however, at no time shall the applicable rate of interest charged to sums outstanding and accruing interest under Term Loan B at the LMIR Rate plus Applicable Margin exceed the Prime Rate.

             8.4 Certain Provisions Regarding Interest Rates. Notwithstanding anything to the contrary contained herein:

                 (a) Borrowers understand and agree that subject to the provisions of this Agreement, the LIBOR Rate plus Applicable Percentage may apply simultaneously to different parts of the outstanding principal balance of the Revolving Credit Facility; provided that, in no event shall Borrowers be permitted to have outstanding at any one time more than four (4) LIBOR Rate Loans under the Revolving Credit Facility.

                 (b) Borrowers understand and agree that subject to the provisions of this Agreement, the LIBOR Rate plus Applicable Percentage or the LMIR Rate plus Applicable Margin, as applicable, which applies to the outstanding principal balance of Term Loan A shall apply to the entire outstanding principal balance of the Term Loan A.

                 (c) Borrowers understand and agree that subject to the provisions of this Agreement, the LIBOR Rate plus Applicable Percentage or the LMIR Rate plus Applicable Margin, as applicable, which applies to the outstanding principal balance of Term Loan B shall apply to the entire outstanding principal balance of the Term Loan B.

                 (d) Coincident with any request for a LMIR Rate Loan, Borrowing Agent shall give Bank prior written irrevocable notice no later than 11:00 A.M. Philadelphia time on the requested Funding Date specifying (i) a Borrower's election to obtain a LMIR Rate Loan, (ii) the date of the proposed borrowing (which shall be a Business Day), (iii) the amount to be borrowed.

                 (e) Coincident with any request for a LIBOR Rate Loan, Borrowing Agent shall give Bank prior written irrevocable notice no later than 11:00 A.M. Philadelphia time on the 2nd Business Day prior to the requested Funding Date specifying (i) a

Borrower's election to obtain a LIBOR Rate Loan, (ii) the date of the proposed borrowing (which shall be a Business Day), (iii) the amount to be borrowed, and
(iv) the applicable Rate Period selected by Borrowing Agent.

             8.5 Continuation of LIBOR Rate Loans. Borrowers shall have the right on two (2) Business Days' prior irrevocable written notice given to Bank by Borrowing Agent to continue any LIBOR Rate Loan into a subsequent Rate Period of the same or a different permitted duration, in each case subject to the satisfaction of the following conditions:

                 (a) in the case of a continuation of less than all LIBOR Rate Loans under the Revolving Credit Facility, the LIBOR Rate Loans continued shall each be in a minimum principal amount of $500,000 and may increase in integral multiples of $100,000;

                 (b) accrued interest on a LIBOR Rate Loan (or portion thereof) being continued shall be paid by Borrowers at the time of continuation; and

                 (c) no LIBOR Rate Loan (or portion thereof) may be continued under the Revolving Credit Facility if, after giving effect to such continuation, Borrowers shall have outstanding more than four (4) separate LIBOR Rate Loans in the aggregate under the Revolving Credit Facility.

         If any Borrower or Borrowing Agent on behalf of a Borrower shall fail to give timely notice of its election to continue any LIBOR Rate Loan or portion thereof as provided above, or if such continuation shall not be permitted hereunder, such LIBOR Rate Loan or portion thereof, unless such LIBOR Rate Loan shall be repaid, shall automatically be continued as a LIBOR Rate Loan at the same Rate Period then in effect with respect to such LIBOR Rate Loan.

             8.6 LMIR Rate or LIBOR Rate Unascertainable or Unavailable. If, at any time, Bank shall determine (which determination shall be conclusive) that the LMIR Rate or the LIBOR Rate, as applicable, is unavailable or adequate means for ascertaining the LMIR Rate or the LIBOR Rate does not exist, Bank shall promptly notify Borrowers of such determination. Upon such determination, the right of Agent Borrower to select and/or maintain Advances based upon the LMIR Rate plus Applicable Margin or the LIBOR Rate plus Applicable Margin, as applicable, shall be suspended until notice from Bank to Agent Borrower that the LMIR Rate or the LIBOR Rate, as applicable, is again available or ascertainable and, until such time, the outstanding balance of the Revolving Credit Facility and the Term Loans shall accrue interest at the Prime Rate.

             8.7 LIBOR or LMIR Unlawful. In the event that, as a result of any change in any applicable law or regulation or the interpretation thereof, it becomes unlawful for Bank to maintain any advance under the Revolving Credit Facility or the Term Loans at the LMIR Rate plus Applicable Margin or the LIBOR Rate plus Applicable Margin, then Bank shall notify

Agent Borrower thereof and Bank's obligation to make or maintain any Advance under the Revolving Credit Facility or the Term Loans at the LMIR Rate plus Applicable Margin or the LIBOR Rate plus Applicable Margin shall be suspended until such time as Bank may again cause the LMIR Rate plus Applicable Margin or the LIBOR Rate plus Applicable Margin to be applicable and, until such time, such Advances under the Revolving Credit Facility and the Term Loans shall accrue interest at the Prime Rate. Promptly after becoming aware that it is no longer unlawful for Bank to maintain Advances under the Revolving Credit Facility and the Term Loans at the LMIR Rate plus Applicable Margin or the LIBOR Rate plus Applicable Margin, Bank shall notify Agent Borrower and such suspension shall cease to exist.

              8.8 Indemnification. Borrowers shall indemnify Bank and hold Bank harmless from and against any and all losses or expenses that Bank may sustain or incur as a consequence of any prepayment on any date other than the last Business Day of the then current Rate Period or any default by Borrowers in the payment of the principal of or interest on any LIBOR Rate Loan or failure by Borrowers to complete a borrowing of, a prepayment of or conversion of or to a LIBOR Rate Loan after notice thereof has been given, including (but not limited to) any interest payable by Bank to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder, and any other loss or expense incurred by Bank by reason of the liquidation or reemployment of deposits or other funds acquired by Bank to make, continue, convert into or maintain, a LIBOR Rate Loan.

              8.9 Determinations. In making the determinations contemplated by Sections 8.6 and 8.7, Bank shall determine the applicability of such Sections consistent with the manner in which it applies similar provisions in loan agreements with other borrowers and the determinations made by the Bank on the basis thereof, shall be final, binding and conclusive upon Borrowers, absent manifest error.

              8.10 Default Rate. At the option of Bank, interest will accrue on the principal balance of the Revolving Credit Facility and the Term Loans after the occurrence and during the continuance of an Event of Default or expiration of the Contract Period at a rate of three percent (3%) in excess of the Prime Rate (the "Default Rate"). Borrowers acknowledge and agree that the Default Rate is reasonable in light of the increased risk of collection of the sums due under the Loans after occurrence of an Event of Default and the costs and expenses of Bank related thereto.

              8.11 Post Judgment Interest. Any judgment obtained for sums due hereunder or under the Loan Documents will accrue interest at the applicable Default Rate set forth above until paid.

              8.12 Calculations. Interest will be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

              8.13 Limitation of Interest to Maximum Lawful Rate. In no event will the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate will be refunded to Borrowers. Such refund will be made by application of the excessive amount of interest paid against any sums outstanding hereunder and will be applied in such order as Bank may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the sums outstanding will be refunded in cash by Bank. Any such crediting or refunding will not cure or waive any Event of Default. Borrowers agree that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any nonprincipal payment, including without limitation prepayment fees and late charges, will be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

           9. PAYMENTS AND FEES.

              9.1 Interest Payments on the Revolving Credit Facility. Borrowers agree to pay to Bank interest on the principal balance of any LMIR Rate Loan and any LIBOR Rate Loan under the Revolving Credit Facility on the first day of each calendar month, commencing on the first day of the first calendar month following the date hereof, and on the expiration of the Contract Period.

              9.2 Principal Payments on the Revolving Credit Facility. Borrowers agree to pay the outstanding principal balance of the Revolving Credit Facility, together with any accrued and unpaid interest thereon, and any other sums due pursuant to the terms hereof on the earlier to occur of (a) the expiration of the Contract Period, or (b) ON DEMAND after the occurrence and during the continuance of an Event of Default.

              9.3 Interest Payments on Term Loan A. Borrowers agree to pay to Bank interest on the principal balance of any LMIR Rate Loan and any LIBOR Rate Loan under Term Loan A on the first day of each calendar month, commencing on the first day of the first calendar month following the date hereof and on the Term Loan A Maturity Date.

              9.4 Principal Payments on Term Loan A. Borrowers agree to pay to Bank the principal balance of Term Loan B in eighty-three (83) equal and consecutive monthly installments of $28,572.20 each, on the first day of each calendar month, commencing on July 1, 2002, and in one (1) final payment of the remaining principal balance of Term Loan A plus all accrued and unpaid interest thereon on the Term Loan A Maturity Date.

              9.5 Interest Payments on Term Loan B. Borrowers agree to pay to Bank interest on the principal balance of any LMIR Rate Loan and any LIBOR Rate Loan under Term Loan B on the first day of each calendar month, commencing on the first day of the first calendar month following the date hereof and on the Term Loan B Maturity Date.

              9.6 Principal Payments on Term Loan B. Borrowers agree to pay to Bank the principal balance of Term Loan B in twenty-three (23) equal and consecutive monthly installments of $100,000 each, on the first day of each calendar month, commencing on July 1, 2002, and in one (1) final payment of the remaining principal balance of Term Loan B plus all accrued and unpaid interest thereon on the Term Loan B Maturity Date.

              9.7 Letter of Credit Fees. For each issuance or renewal of a Merchandise Letter of Credit, Borrowers agree to pay to Bank an issuance or renewal fee in an amount equal to such amount as may be customarily charged by Bank, payable coincident with and as a condition of the issuance or renewal of such Merchandise Letter of Credit. For each issuance or renewal of a Standby Letter of Credit hereunder, Borrowers agree to pay to Bank an issuance or renewal fee in an amount equal to one and one-half percent (1 1/2%) per annum of the face amount of such Standby Letter of Credit, payable coincident with and as a condition of the issuance or renewal of such Standby Letter of Credit. In addition, Borrowers agree to pay to Bank such other fees and charges in connection with the issuance, amendment, negotiation or cancellation of each Merchandise Letter of Credit and Standby Letter of Credit as may be customarily charged by Bank. Upon the occurrence and during the continuance of an Event of Default, at Bank's option, the fees provided for in this Section shall be increased by an additional two percent (2%) for each Merchandise Letter of Credit and each Standby Letter of Credit, as applicable. All of such fees shall be computed on the basis of a year of 360 days.

              9.8 Origination Fee. Borrowers agree to pay to Bank a loan origination fee of $12,000 (the "Origination Fee"), which Origination Fee has been fully earned and is non-refundable in whole or in part. Bank acknowledges receipt of an initial installment payment of the Origination Fee in the amount of $6,000. The remaining balance of the Origination Fee in the amount of $6,000 is payable in full on the date hereof.

              9.9 Unused Facility Fee. Borrowers agree to pay to Bank an unused facility fee in an amount equal to 0.15% per annum times the Average Unused Portion of Maximum Revolving Credit Facility Amount. Such fee will be payable quarterly in arrears on the first day of each calendar quarter, pro-rated for the actual number of days in any partial quarter, commencing on the calendar quarter beginning July 1, 2002.

              9.10 Termination of Revolving Credit Facility. Borrowers may terminate the Revolving Credit Facility upon fifteen (15) days written notice to Bank, which notice, once given shall be irrevocable. In the event the Revolving Credit Facility is terminated as a result of an Event of Default, expiration of the Contract Period, or otherwise, the outstanding balance of the Revolving Credit Facility and the Term Loans, together with any accrued and unpaid interest thereon and any other sums due pursuant to the terms hereof shall be due and payable immediately.

              9.11 Prepayment of Term Loans. Borrowers may prepay all or any part of the principal balance of the Term Loans at any time, following delivery of not less than fifteen (15) days prior written notice to Bank. All prepayments will be applied to the regularly scheduled payments in the inverse order in which they are due; provided that if a LIBOR Rate Loan is prepaid, continued or converted on a day other than the last Business Day of the then current Rate Period with respect thereto such prepayment shall be subject to Section 8.8 above.

              9.12 Payment Method and Application.

                   (a) Payment Method. Borrowers irrevocably authorize Bank to debit all payments required to be made by Borrowers hereunder, under the Revolving Credit Facility, the Term Loan or under any of the Loan Documents, on the date due, first from any deposit account of BFC maintained with Bank and then from any other deposit accounts maintained by Borrowers with Bank. If there are insufficient funds in such accounts or Bank for any reason does not debit such accounts, Borrowers will make such payments directly to Bank.

                   (b) Application of Payments. All payments shall be remitted to Bank and all such payments not relating to principal or interest on the Loans or of specific Advances, or not constituting payment of specific fees and all proceeds of Collateral received by Bank, shall be applied first, to pay any fees, indemnities or expense reimbursements then due to Bank from Borrowers; second, to pay interest due and payable in respect of all Advances, including Loans; third, to pay principal of the Advances accruing interest at the LMIR Rate, then to Advances accruing interest at the LIBOR Rate and to unreimbursed obligations in respect of Letters of Credit; and fourth, to pay any other Obligations due to Bank by Borrowers.

                   (c) Immediately Available Funds. All payments are to be made in immediately available funds. If Bank accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Bank.

                   (d) Event of Default. Notwithstanding anything herein or elsewhere to the contrary, upon the occurrence and during the continuance of an Event of Default, any and all payments received by Bank on account of any of the Obligations may be applied to costs, indemnities, fees, interest and principal constituting Obligations in such order as Bank, in its discretion, elects.

              9.13 Reinstatement of Obligations. If any Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

               9.14 Maintenance of Loan Account; Statements of Obligations. Bank shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with all Advances and Loans made by Bank to Borrowers or for Borrowers' account, including, accrued interest, the Bank Expenses, and any other payment Obligations of Borrowers. Bank shall render monthly statements regarding the Loan Account to Borrowers, including principal, interest, fees, and including an itemization of all charges and expenses constituting the Bank Expenses owing, and such statements shall absent manifest error be presumed to be correct and accurate, and shall constitute an account stated between Borrowers and Bank unless, within thirty (30) days after receipt thereof by Borrowers, Borrowers shall deliver to Bank written objection thereto describing the error or errors contained in any such statements.

               9.15 Indemnity. Borrowers agree to indemnify Bank against any loss or expense which Bank sustains or incurs as a consequence of an Event of Default, including, without limitation, any failure of Borrowers to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Loan Documents. If Bank sustains or incurs any such direct, non-consequential loss or expense it will notify Borrowers in writing of the amount determined in good faith by Bank to be necessary to indemnify it for the loss or expense. Bank shall determine the applicability and amount due under this Section consistent with the manner in which it applies similar provisions and calculates similar amounts payable to it by other borrowers having comparable provisions in their loan agreements. Such amount will be due and payable by Borrowers to Bank within ten (10) days after presentation by Bank of a statement setting forth a brief explanation of and its calculation of such amount, which statement shall be conclusively deemed correct absent manifest error. Any amount payable by Borrowers under this Section will bear interest at the Default Rate from the due date until paid, both before and after judgment.

               9.16 Loss of Margin. In the event that any present or future law, rule, regulation, treaty or official directive or the interpretation or application thereof by any central bank, monetary authority or governmental authority, or the compliance with any guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law):

                    (a) subjects Bank to any tax with respect to any amounts payable under this Agreement or the other Loan Documents by Borrowers or otherwise with respect to the transactions contemplated under this Agreement or the other Loan Documents (except for taxes on the overall net income of Bank imposed by the U.S. or any political subdivision thereof); or

                    (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, capital maintenance, capital adequacy, or similar requirement against assets held by, or deposits in or for the account of, or loans or advances or commitment to make loans or advances by, or letters of credit issued or commitment to issue letters of credit by Bank; or

                    (c) imposes upon Bank any other condition with respect to advances or extensions of credit or the commitment to make advances or extensions of credit under this Agreement,

and the result of any of the foregoing is to increase the costs of Bank, reduce the income receivable by or return on equity of Bank or impose any expense upon Bank in each case related to any Advances or extensions of credit made by Bank or commitments by Bank to make Advances or extensions of credit under this Agreement, Bank shall so notify Borrowers in writing. Borrowers agree to pay Bank the amount of such increase in cost, reduction in income, reduced return on equity or capital, or additional expense within thirty (30) days after presentation by Bank of a statement concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense. Such statement shall set forth a reasonable explanation of the amount and Bank's calculation of the amount (in determining such amount Bank may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent manifest error. If the amount set forth in such statement is not paid within thirty (30) days after such presentation of such statement, interest will be payable on the unpaid amount at the Default Rate from the due date until paid, both before and after judgment.

               9.17 Savings Clause. Anything contained in this Agreement or any other Loan Documents to the contrary notwithstanding, the obligations of each Borrower with respect to the repayment of the outstanding principal balance of the Loans shall be limited to a maximum aggregate amount equal to the greater of
(a) the loan proceeds and the value of all other consideration and benefits received by or for the benefit of such Borrower in connection with the financing transactions contemplated hereunder, or (b) the largest amount that would not render its obligations with respect thereto subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state, federal, provincial or other applicable law of any jurisdiction (collectively, the "Fraudulent Transfer Laws"), if and to the extent such Borrower (or trustee on its behalf) has properly invoked the protections of the Fraudulent Transfer Laws. In making such determination, all rights of subrogation and contribution of any Borrower with respect to such obligations shall be deemed to be an asset of such Borrower.

           10. TAXES.

               10.1 Any and all payments by Borrowers to or for the account of Bank hereunder or under any other Loan Document shall be made free and clear of, and without deduction for, any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Bank is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to Bank, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.1) Bank receives an amount equal to the sum it would have received had no such deductions been made,
(ii) Borrowers shall make such deductions, (iii) Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law, and (iv) Borrowers shall furnish to Bank the original or a certified copy of the receipt evidencing payment thereof.

               10.2 In addition, Borrowers agree to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes"), provided that Bank shall determine the applicability of this Section consistent with the manner in which it applies similar provisions and calculates similar amounts payable to it by other borrowers having comparable provisions in their loan agreements.

               10.3 BORROWERS AGREE TO INDEMNIFY BANK FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY TAXES OR OTHER TAXES IMPOSED OR ASSERTED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION
10) PAID BY BANK AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO. For purposes of this Section 10.3, Taxes and Other Taxes shall not include taxes or franchise taxes imposed on the income of Bank resulting from payments made to Bank under the Loan Documents or otherwise.

               10.4 Within thirty (30) days after the date of any payment of Taxes or Other Taxes, Borrowers shall furnish to Bank the original or a certified copy of the receipt evidencing such payment.

               10.5 Without prejudice to the survival of any other agreement of Borrowers hereunder, the agreements and obligations of Borrowers contained in this Section 10 shall survive the termination of this Agreement and the payment in full of the Obligations.

          11.  SECURITY; COLLECTION OF RECEIVABLES AND PROCEEDS OF COLLATERAL.

               11.1 Personal Property. As security for the full and timely payment and performance of all Obligations, each Borrower hereby grants to Bank a first priority perfected security interest in all personal property of such Borrower, wherever located, now owned or hereafter acquired, including without limitation the following:

                     (a) All present and future Accounts, contract rights, chattel paper, instruments and documents and all other rights to the payment of money whether or not yet earned, for services rendered or goods sold, consigned, leased or furnished or otherwise, in all cases together with (i) all goods (including any returned, rejected, repossessed or consigned goods), the sale, consignment, lease or other furnishings of which shall give or may give rise to any of the foregoing, (ii) all rights as a consignor, consignee, unpaid vendor or other lien or in connection therewith, including stoppage in transit, set-off, detinue, replevin and reclamation, (iii) all General Intangibles related thereto, (iv) all credit insurance, guaranties, mortgages, security interests, assignments, and other encumbrances on real or personal property, leases and other agreements or property securing or relating to any of the foregoing, (v) choses-in-action, claims and judgments related to or arising out of any of the foregoing, and (vi) any returned or unearned premiums, which may be due upon cancellation of any insurance policies.

                     (b) All present and future Inventory (including but not limited to goods held for sale or lease or furnished or to be furnished under contracts for service), and all documents of title covering any of such goods or Inventory.

                     (c) All present and future General Intangibles.

                     (d) All present and future Equipment, all documents of title covering any of such Equipment and all manuals of operation, maintenance or repair.

                     (e) All present and future rights in all proceeds of all licenses, permits, approvals, license rights, agreements and General Intangibles with respect to which there are valid and enforceable legal or contractual restrictions prohibiting the collateral assignment or granting of a security interest (the "Non-Assignable Contracts"), including without limitation all proceeds from the sale, transfer or liquidation of such Non-Assignable Contracts and the value allocable to such Non-Assignable Contracts in any sale of business or assets.

                     (f) All present and future general ledger sheets, files, records, customer lists, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, credit files, tapes, cards, computer runs and all other data and data storage systems whether in the possession of any party to this Agreement or any service bureau.

                     (g) All letters of credit and letter of credit rights, including the right to receive payment thereunder and all documentation related thereto, and all documents of title, negotiable and non-negotiable bills of lading, electronic bills of lading, shipper's rights, rights accruing under the law of agency or estoppel, warranties, claims and insurance proceeds related thereto or associated therewith.

                     (h) All documents of title, negotiable and non-negotiable bills of lading, electronic bills of lading, shipper's rights, rights accruing under the law of agency or estoppel, documents, agreements, instruments, warranties and claims now existing or hereafter issued or arising in connection with any Merchandise Letter of Credit now or hereafter issued under this Agreement, and all insurance claims or proceeds related thereto.

                     (i) All deposits, funds, notes, drafts, instruments (including promissory notes), documents, policies, evidences and certificates of insurance, securities, personal property leases and chattel paper and other assets, now or at any time hereafter on deposit with or in the possession or control of Bank or owing by Bank or in transit by mail or carrier to Bank or in the possession of any other Person acting on Bank's behalf, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or otherwise, or whether Bank has conditionally released the same, and in all assets in which Bank now has or may at any time hereafter obtain a lien, mortgage, or security interest for any reason.

                     (j) All deposit accounts maintained by such Borrower with any depository institution.

                     (k) All Investment Property.

                     (l) All Financial Assets.

                     (m) All products and proceeds of the foregoing.

               11.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, the applicable Borrower shall immediately endorse and deliver physical possession of such Negotiable Collateral to Bank, together with any stock powers executed in blank as may be required by Bank.

               11.3 Real Property Collateral. As further security for the Obligations, BBC shall grant to Bank a second mortgage lien encumbering the premises situate at 805 Pennsylvania Blvd., Feasterville, PA 19053, and all improvements thereon and all rights, licenses, permits and approvals related thereto, together with an assignment of all rents and leases related thereto (collectively, the "Mortgaged Property"), subject only to a first mortgage lien encumbering such premises in favor of UNUM Life Insurance Company of America in an amount not to exceed $2,550,000.00.

               11.4  General. The collateral described above in Sections 11.1,
11.2 and 11.3 is collectively referred to herein as the "Collateral". The above-described security interests, assignments, Liens and guarantees shall not be rendered void by the fact that no Obligations exist as of any particular date, but shall continue in full force and effect until the Obligations have been repaid, Bank has no agreement or commitment outstanding under the Loan Documents pursuant to which Bank may extend credit to or on behalf of any Borrower and Bank has executed termination statements or releases with respect thereto. Bank agrees to execute and deliver to Agent Borrower, at Borrowers' expense, termination statements and releases with respect to all Liens in favor of Bank encumbering the Collateral with reasonable promptness after all Obligations have been fully and finally paid and Bank has no agreement or commitment outstanding to extend credit to or on behalf of any Borrower. IT IS THE EXPRESS INTENT OF THE BORROWER THAT ALL OF THE COLLATERAL SHALL SECURE NOT ONLY THE OBLIGATIONS UNDER THE LOAN DOCUMENTS, BUT ALSO ALL OTHER PRESENT AND FUTURE OBLIGATIONS OF ANY BORROWER TO BANK.

               11.5  Collection of Accounts; Proceeds of Collateral.

                     (a) General. Borrowers will collect their Accounts only in the ordinary course of their business.

                     (b) Lockbox. Upon the request by Bank to Agent Borrower at any time after the date hereof, Borrowers will notify all of their account debtors to forward all accounts receivable collections owed to Borrowers to a lockbox maintained by Bank and will forward all other checks, drafts and monies received by Borrowers which are proceeds of the Collateral to such lockbox. Borrowers will execute such lockbox agreements as may be required by Bank and will pay to Bank all customary fees in connection with any lockbox arrangement.

                     (c) Items Held in Trust. Upon the occurrence and during the continuance of an Event of Default, Borrowers agree that all monies, checks, notes, instruments, drafts or other payments relating to or constituting proceeds of any accounts receivable or other Collateral of Borrowers which come into the possession or under the control of Borrowers of any employees, agents or other persons acting for or in concert with Borrowers, shall be received and held in trust for Bank and such items shall be the sole and exclusive property of Bank. Upon the occurrence and during the continuance of an Event of Default, at the request by Bank, immediately upon receipt thereof, Borrowers and such other persons shall remit the same or cause the same to be remitted, in kind, to Bank. Borrowers shall deliver or cause to be delivered to Bank, with appropriate endorsement and assignment to Bank with full recourse to Borrowers, all instruments, notes and chattel paper constituting an account receivable or proceeds thereof or other Collateral. Bank is granted a power of attorney by Borrowers with full power of substitution upon the occurrence and during the continuance of an Event of Default to execute on behalf of any Borrower and in such Borrower's name or to endorse such Borrower's name on any check, draft, instrument, note or other item of payment or to take any other action or sign any document in order to effectuate the foregoing. Such power of attorney being coupled with an interest is irrevocable.

          12. REPRESENTATIONS AND WARRANTIES. In order to induce Bank to enter into this Agreement, the Borrowers, jointly and severally, make the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making or entering into each Advance or Letter of Credit thereafter, as though made on and as of the date of such Advance or Letter of Credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement.

               12.1 Valid Organization, Good Standing and Qualification. Each Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the applicable state described on Schedule 12.1, has full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation in good standing under the laws of each other jurisdiction described on Schedule 12.1 and in each other jurisdiction in which the failure to so qualify could have a Material Adverse Effect on such Borrower.

               12.2 Licenses. Each Borrower and its employees, servants and agents, as applicable, have obtained all licenses, registrations, approvals, security clearances and other authority as is necessary to enable such Borrower to own and operate its Business, except such licenses, registrations, approvals and other authority which the failure to maintain would not result in a Material Adverse Effect on such Borrower.

               12.3 Ownership Interests. The ownership of all Capital Stock (held by Persons having an ownership interest greater than five percent (5%) of the outstanding Capital Stock), debentures, options (as of December 31, 2001), warrants (as of December 31, 2001), bonds and other securities (debt and equity) (as of March 31, 2002) of the Borrowers and all pledges, proxies, voting trusts, powers of attorney and other agreements affecting the ownership or voting rights of said interests is as set forth on Schedule 12.3.

               12.4 Subsidiaries. Except as set forth on Schedule 12.4, the Borrowers do not own any Capital Stock in any Person, directly or indirectly (by any Subsidiary or otherwise). All of the outstanding Capital Stock of each Borrower has been validly issued and is fully paid and non-assessable.

               12.5 Financial Statements. Borrowers have furnished to Bank the audited financial statements of Borrowers and their Subsidiaries certified without qualification by independent public accountants as of December 31, 2001 and all management and comment letters from such accountants in connection therewith. Borrowers have furnished to Bank the internally prepared interim financial statements of Borrowers as of March 31, 2002. Such financial statements of Borrowers (together with the related notes and comments), are correct and complete, fairly present in all material respects the financial condition and the assets and liabilities of Borrowers at such dates, and have been prepared in accordance with GAAP. With respect to the interim statements, such statements are subject to year-end adjustment and any accompanying footnotes.

               12.6 No Material Adverse Change in Financial Condition. There has been no Material Adverse Change in the financial condition of any Borrower since March 31, 2002.

               12.7  Pending Litigation or Proceedings. Except as set forth on
Schedule 12.7, there are no judgments outstanding or actions, suits or proceedings pending or, to the best of each Borrower's knowledge, threatened against or affecting any Borrower, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

               12.8 Due Authorization; No Legal Restrictions. The execution and delivery by the Borrowers of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Loan
Documents: (a) have been duly authorized by all requisite corporate action of each of the Borrowers, (b) will not conflict with or result in a breach of, or constitute a default (or are not reasonably likely, upon the passage of time or the giving of notice or both to constitute a default) under, any of the terms, conditions or provisions, to the best of their knowledge, under any Applicable Law or any Borrower's Governing Documents or any material lease, indenture, mortgage, loan or credit agreement or instrument to which any Borrower is a party or by which any of them are reasonably likely to be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (c) will not result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of any Borrower under the terms or provisions of any such agreement or instrument, except Liens in favor of Bank, and (d) do not require any consent or approval of the stockholders of any Borrower or any other Person, except such consents and approvals which have been properly obtained and are in full force and effect or such consents or approvals which the failure to obtain would not have a Material Adverse Effect.

               12.9 Enforceability. The Loan Documents have been duly executed by the Borrowers and delivered to Bank and constitute legal, valid and binding obligations of the Borrowers, enforceable in accordance with their terms, except as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles affecting creditors rights generally.

               12.10 No Default Under Other Obligations, Orders or Governmental Regulations. The Borrowers are not in violation of their Governing Documents and the Borrowers are not in default in the performance or observance of any of their obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any Indebtedness in excess of $50,000 in the aggregate or pursuant to which any such

Indebtedness is issued. The Borrowers are not in violation of or in default under any other material agreement or instrument or any judgment or, to the best of their knowledge, under any Applicable Law.

               12.11 Governmental Consents. Other than the filing of appropriate financing statements, no consent, approval or authorization of or designation, declaration or filing with or notice to any Governmental Authority on the part of any Borrower is required in connection with the execution, delivery or performance by the Borrowers of the Loan Documents or the consummation of the transactions contemplated thereby, except consents, approvals, authorizations or filings which the failure to obtain would not have a Material Adverse Effect.

               12.12 Taxes. The Borrowers have filed all tax returns which they are required to file and have paid, or made provision for the payment of, all taxes which have become due pursuant to such returns or pursuant to any assessment received by them. Such tax returns are complete and accurate in all material respects. The Borrowers do not know of any proposed additional assessment or basis for any assessment of additional material taxes.

               12.13 Title to Collateral. The Borrowers have rights in and the power to transfer the Collateral. The Collateral is and will be owned by the Borrowers free and clear of all Liens of any kind, excepting only Liens in favor of Bank and those Liens permitted under the Loan Documents. The Borrowers will use commercially reasonable efforts to defend the Collateral against any claims of all Persons or entities other than Bank.

               12.14 Names and Addresses. During the past five (5) years, the Borrowers have not been known by any names (including trade names) other than those set forth in Schedule 12.14 and have not been located at any addresses other than those set forth on Schedule 12.22(d). The portions of the Collateral which are tangible property and the Borrowers' Books will at all times be located at the addresses set forth on Schedule 12.22(d); or such other location determined by the Borrowers after prior notice to Bank and delivery to Bank of any items reasonably requested by Bank to maintain perfection and priority of Bank's Lien against and access to the Borrowers' Books and records. Schedule 12.22(d) identifies the chief executive offices of the Borrowers.

               12.15 Current Compliance. The Borrowers are currently in compliance with all of the terms and conditions of the Loan Documents, and to the best of their knowledge, under all Applicable Laws.

               12.16 United States Pension and Benefit Plans. Except as disclosed on Schedule 12.16, (a) the Borrowers have no obligations with respect to any Plan, (b) no ERISA Events, including, without limitation, any "Reportable Event" or "Prohibited Transaction" (as those terms are defined under ERISA), have occurred in connection with any Plan of any Borrower which would be reasonably likely to constitute grounds for the termination of any such

Plan by the PBGC or for the appointment by any U.S. District Court of a trustee to administer any such Plan, (c) all of the Borrowers' Plans meet with the minimum funding standards of Section 302 of ERISA, and (d) the Borrowers have no existing liability to the PBGC. The Borrowers are not subject to or bound to make contributions to any Multi-Employer Plan.

               12.17 Leases and Contracts. The Borrowers have complied in all material respects with the provisions of all material leases, contracts or commitments of any kind (such as employment agreements, collective bargaining agreements, powers of attorney, distribution agreements, license agreements, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans or accrued vacation pay, insurance and welfare agreements) to which any Borrower is a party and are not in default thereunder. To the best of each Borrower's knowledge, no other party is in default under any such leases, contracts, licenses or other commitments and no event has occurred which, but for the giving of notice or the passage of time or both, would constitute an event of default thereunder. Schedule 12.17 sets forth an accurate list of all material leases, contracts and commitments to which any Borrower is a party or by which any of them are bound, including, without limitation, any real or personal property leases to which any Borrower is a party.

               12.18 Intellectual Property. Except as set forth on Schedule 12.18, each Borrower owns or possesses the irrevocable right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing necessary to own and operate such Borrower's business and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others. Schedule 12.18 sets forth an accurate list and description of each such patent, trademark, service mark, trade name, copyright, license, franchise and permit and right with respect to the foregoing, together with all registration or application numbers or information with respect thereto.

               12.19 Business Interruptions. Within five (5) years prior to the date hereof, neither the Business, Collateral nor operations of any Borrower has been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States, or any state or local government, or any political subdivision or agency thereof, directed against any Borrower. There are no pending or, to the Responsible Officer's knowledge, any threatened material labor disputes, strikes, lockouts or similar occurrences or grievances against the business being operated by any Borrower.

               12.20 Business. The Borrowers are engaged solely in their respective Businesses.

               12.21 Affiliate Transactions. Schedule 12.21 sets forth an accurate list of all transactions of any Borrower, with each other and with any Affiliate of any Borrower.

               12.22 Property of Borrowers.

                     (a) Property. Each Borrower is the owner or lessee of all Property and holds all Licenses, in each case necessary to conduct operations of the Business, in each case in conformity in all respects with, to the best of its knowledge, all Applicable Laws.

                     (b) Licenses. There is set forth in Schedule 12.22(b) a description of all Licenses which have been issued or assigned to any Borrower. All of such Licenses are in full force and effect and have been duly issued in the name of, or validly assigned to, the applicable Borrower, and no material default or breach exists thereunder.

                     (c) Operating Agreements. There is set forth in Schedule 12.22(c) a description of all material Operating Agreements relating to the operation of the business of each Borrower. Each such Operating Agreement is in full force and effect and no event has occurred which is reasonably likely to result in the cancellation or termination of any such Operating Agreement or the imposition thereunder of any material liability upon any Borrower.

                     (d) Facility Sites. There is set forth in Schedule 12.22(d) locations of the chief executive office of each Borrower, the locations of all of each Borrower's Property, the places where each Borrower's Books are kept and the locations of all Equipment and offices used in the operation of each Borrower's business.

                     (e) Leases. There is set forth in Schedule 12.22(e) a list of all material Leases, together with a complete and accurate address of each parcel of Leasehold Property subject to such Leases and the name and address of the landlord under each such Lease. Each Lease is in full force and effect, there has been no default in the performance of any of its material terms or conditions by any Borrower, and to the best of each Borrower's knowledge, any other party thereto, and to each Borrower's knowledge, no claims of default have been asserted with respect thereto. To the best of each Borrower's knowledge, the present and contemplated use of all Leasehold Property is in compliance with all applicable zoning ordinances and regulations and other Applicable Laws.

                     (f) Operation and Maintenance of Equipment. All of the Equipment and other tangible personal property owned by each Borrower which is used in the ordinary course of such Borrower's business is in good operating condition and repair (subject to normal wear and tear) and, to the best of Borrowers' knowledge, has been used, operated and maintained in compliance in all material respects with all Applicable Laws.

               12.23 Inventory Records. The Borrowers keep correct and accurate Inventory records itemizing and describing the kind, type, quality, and quantity of the Inventory, and each Borrower's cost therefor.

               12.24 FEIN. The FEIN and state organizational number of each Borrower is:

                                                           STATE
                                                       ORGANIZATIONAL
                                        FEIN              NUMBER
                                        ----              ------

               BHL          -        23-2810864           2413500
               BFC          -        23-2160077           8293-656
               BBC          -        23-0403055           0148-030
               CCI          -        75-2426339           122909900
               WMPI         -        58-1374624           58-1374624

               12.25 Solvency. Each Borrower is Solvent. No transfer of property is being made by any Borrower and no obligation is being incurred by any Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Borrower.

               12.26 Subordinated Indebtedness. Schedule 12.26 sets forth an accurate list of all Subordinated Indebtedness currently owed by any Borrower, identifying the payor, the payee, the outstanding principal balance, the applicable interest rate, the payment terms and all collateral or guaranties securing such Subordinated Indebtedness.

               12.27 Inventory Locations. All of each Borrower's Inventory is currently located at one of the locations set forth on Schedule 12.27. Schedule
12.27 sets forth the street address and the name of the owner/lessor/warehouseman, as applicable, for such location.

               12.28 Investment Company Act; Public Utility Holding Company Act. No Borrower is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). No Borrower is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               12.29 Employee Relations. Each Borrower has an adequate workforce in place for the customary operations of its Business and is not, except as set forth on Schedule 12.29, party to any collective bargaining agreement nor has any labor union been recognized as the representative of any Borrower's employees.

               12.30 Investment Property. Schedule 12.30 sets forth a correct and complete list of all Investment Property, including any Financial Assets, owned by each Borrower. Each Borrower is the legal and beneficial owner of such Investment Property, including any

Financial Assets, as so reflected, free and clear of any Lien (except for Liens in favor of Bank), and has not sold, granted any option with respect to, assigned or transferred or otherwise disposed of any of its rights or interest therein.

               12.31 Common Enterprise. The successful operation and condition of Borrowers is dependent on the continued successful performance of the functions of the Borrowers as a whole and the successful operation of each Borrower is dependent on the successful performance and operation of the other Borrower. Each Borrower expects to derive benefit (and its board of directors has determined that it may reasonably be expected to derive benefit), directly and indirectly, from successful operations of its Subsidiaries and Affiliates. Each Borrower has determined that execution, delivery and performance of this Agreement and any other Loan Documents to be executed by such Borrower is within its corporate purpose, will be of direct and indirect benefit to such Borrower and is in its best interest.

               12.32 Insurance. No notice of cancellation has been received with respect to any insurance policies required pursuant to Section 13.6 and each Borrower is in material compliance with all conditions contained in such policies.

               12.33 Commercial Tort Claims. No Borrower is the claimant under or with respect to any Commercial Tort Claim.

               12.34 Accuracy of Representations and Warranties. No representation or warranty by any Borrower contained herein or in any certificate or other document furnished by any Borrower pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made. There is no fact which any Borrower knows or should know and has not disclosed to Bank, which does or is reasonably likely to materially and adversely affect any Borrower or any of their operations.

           13. AFFIRMATIVE COVENANTS. The Borrowers, jointly and severally, covenant and agree that, so long as this Agreement has not been terminated and until full and final payment of the Obligations, and unless Bank shall otherwise consent in writing, each Borrower shall comply with the following:

               13.1 Payment of Principal, Interest and Other Amounts Due. The Borrowers will pay when due all Obligations without setoff, deduction or counterclaim and without deduction or withholding for or on account of any federal, state or local taxes.

               13.2 Claims for Labor and Materials. The Borrowers will pay or cause to be paid when due all claims for labor, materials and supplies which, if unpaid, are reasonably likely to become a Lien upon any of their properties or assets.

               13.3 Existence; Approvals; Qualification; Compliance with Laws. Each of the Borrowers (a) will obtain, preserve and keep in full force and effect its separate corporate existence and all rights, licenses, registrations and franchises necessary to the proper conduct of its Business or affairs; (b) will qualify and remain qualified as a foreign corporation in each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect; (c) will comply in all material respects with the requirements of all Applicable Laws.

               13.4 Maintenance of Properties. The Borrowers will maintain, preserve, protect and keep or cause to be maintained, preserved, protected and kept their Property customarily used or useful in the ordinary course of their Business in good working order and condition, reasonable wear and tear excepted, and will pay and discharge when due the cost of repairs to and maintenance of the same.

               13.5 Intellectual Property. With respect to any and all tradenames, domain names, trademarks, registrations, copyrights, patents, patent rights and applications for any of the foregoing, the Borrowers shall maintain and protect the same to the extent reasonably required for the operation of the Borrowers' Business and shall take and assert any and all remedies reasonably available to any Borrower to prevent any other Person from infringing upon or claiming any interest in any such material trademarks, registrations, copyrights, patents, patent rights or application for any of the foregoing.

          The Borrowers will notify Bank promptly of (a) the filing of any patent or trademark application by any Borrower; (b) the grant of any patent or trademark to any Borrower; or (c) any Borrower's intent to abandon a patent or trademark.

          The Borrowers will, if requested by Bank, (i) execute and deliver to Bank assignments, security agreements, financing statements, patent mortgages or such other documents, in form and substance reasonably acceptable to Bank, necessary to perfect and maintain Bank's security interest in all existing and future patents, patent applications, trademarks, trademark applications, and other General Intangibles owned by any Borrower; and (ii) furnish Bank with evidence satisfactory to Bank that all actions necessary to maintain and protect each trademark and patent owned by any Borrower or its employees have been taken in a timely manner.

               13.6  Insurance.

                     (a) Collateral. The Borrowers, at their expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, as are ordinarily insured against by other owners in similar businesses, in amounts acceptable to Bank, but in any event in amounts sufficient to cover the value of all of each Borrower's Equipment and Inventory and in amounts sufficient to prevent any Borrower from becoming a co-insurer under such policies. The Borrowers also shall maintain business interruption, public liability, product liability, and property damage insurance relating to any Borrower's ownership and use of the Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                     (b) Endorsements, Cancellation or Modification. The Borrowers shall cause Bank to be named as loss payee (with a lender's loss payable endorsement) with respect to all Collateral, and additional insured with respect to all liability insurance, as its interests may appear. Every policy of insurance referred to in this Section shall contain an agreement by the insurer that thirty (30) days' written notice will be given Bank by the insurer prior to cancellation or material modification of such insurance coverage. Any modification of any insurance policy or coverage involving any decrease in the amount or scope of coverage, must be approved by Bank in writing prior to the effective date of such modification.

                     (c) General. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Bank. Every policy of insurance referred to in this Section shall contain an agreement by the insurer that any loss payable thereunder shall be payable notwithstanding any act or negligence of any Borrower or the Bank which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment.

                     (d) Policies and Evidence of Insurance. The Borrowers shall cause to be delivered to Bank evidence of insurance utilizing a current ACORD 27 Evidence of Property Insurance and at least thirty (30) days prior to the expiration of any such insurance, additional policies or duplicates thereof and evidence of insurance utilizing a current ACORD 27 Evidence of Property Insurance confirming the renewal of such insurance and payment of the premiums therefor.

                     (e) Losses; Payments. The Borrowers shall direct all insurers that in the event of any loss thereunder or the cancellation of any insurance policy, the insurers shall make payments for such loss and pay all returned or unearned premiums directly to Bank and not to Borrowers and Bank jointly. In the event of any loss, the Borrowers will give Bank prompt notice thereof and Bank may make proof of loss whether the same is done by Borrowers. Bank is hereby granted a power of attorney by the Borrowers with full power of substitution to file any proof of loss in any Borrower's or Bank's name, to endorse any Borrower's name on any check, draft or other instrument evidencing insurance proceeds, and to take any action or sign any document to pursue any insurance loss claim.

            In the event of any loss, Bank, at its option, may (a) retain and apply all or any part of the insurance proceeds to repay or secure the Obligations, in such order and amounts as Bank may elect, or (b) disburse all or any part of such insurance proceeds to or for the benefit of the applicable Borrower for the purpose of repairing or replacing Collateral after receiving proof satisfactory to Bank of such repair or replacement, in either case without waiving or impairing the Obligations or any provision of this Agreement. Any deficiency thereon shall be paid by Borrowers to Bank upon demand. Borrowers shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral.

          Notwithstanding the foregoing, in the event that Borrowers suffer a casualty loss in an amount not to exceed $1,250,000 and desire to use the proceeds of their casualty loss insurance to repair or replace the damaged Property, Bank will permit Borrowers to utilize the proceeds of such insurance to reduce the outstanding principal amount of the Revolving Credit Facility or to repair or replace such damaged Property provided that if such proceeds are to be used to repair or replace such damaged Property: (a) Borrowers confirm to Bank in writing that Borrowers intend to continue their business operations and, if business operations are interrupted, have business interruption insurance in effect providing for the payment of proceeds in amounts acceptable to Bank, (b) Borrowers submit to Bank their business plan for operations after such casualty loss, which plan must be in form and content satisfactory to Bank, and (c) no Default or Event of Default has occurred and is continuing.

               13.7 Inspections; Examinations. The Borrowers hereby irrevocably authorize all accountants and auditors employed by any Borrower at any time to exhibit and deliver to Bank copies of any and all of such Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession and copies of all reports submitted to the Borrowers by such accountants or auditors, including management letters, "comment" letters and audit reports, and to disclose to Bank any information they may have concerning any Borrower's financial status and business operations. The Borrowers further authorize all federal, state and municipal authorities to furnish to Bank copies of reports or examinations relating to any Borrower, whether made by any Borrower or otherwise.

          The officers or employees of Bank, or such Persons as Bank may designate, may visit and inspect any of the properties of any Borrower, examine (either by Bank's employees or by independent accountants) any of the Collateral or other assets of the Borrowers, including the Books of the Borrowers, and discuss the affairs, finances and accounts of the Borrowers with their officers and with their independent accountants, at such times as Bank may desire, provided that such visits and inspections shall be conducted during normal business hours and upon reasonable notice prior to the occurrence of a Default or an Event of Default. During normal business hours and upon reasonable notice, Bank may conduct and the Borrowers will fully cooperate with, field examinations of the Inventory, Accounts and business affairs of the Borrowers; provided however, after the occurrence of a Default or an Event of Default, such field examinations may occur at any time and from time to time with or without prior notice.

          Borrowers agree to pay all costs and expenses of Bank related to any such visits, inspections and field examinations.

               13.8 Pension Plans. The Borrowers will (a) keep in full force and effect any and all Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without material liability to any Borrower in connection with such termination (as distinguished from any continuing funding obligation); (b) make contributions to all of their Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA or other applicable pension laws; (c) comply with all material requirements of ERISA or other applicable pension laws which relate to such Plans so as to preclude the occurrence of any Reportable Event, Prohibited Transaction or material "accumulated funding deficiency" as such term is defined in ERISA; and (d) notify Bank promptly upon receipt by any Borrower of any notice of the institution of any proceeding or other action which is likely to result in the termination of any Plan.

               13.9 Bank Accounts. Borrowers will maintain their operating accounts, main disbursement accounts, investment accounts, cash management accounts and deposit accounts with Bank, unless otherwise agreed by Bank in writing. The Borrowers will notify Bank in writing and on a continuing basis, of all deposit accounts, investment accounts and certificates of deposit (including the numbers thereof) maintained with or purchased from any other depository institutions.

               13.10 Maintenance of Management. The Borrowers will cause their business to be managed by the following persons in the positions described below or such other persons (serving in such positions) as may be reasonably satisfactory to the Bank:

          Person                            Position

          Theodore A. Schwartz              Chairman

          Joseph F. Weiderman               President

          Francis E. Wellock, Jr.           Chief Financial Officer

               13.11 Transactions with Affiliates. Borrowers will cause all of their Indebtedness at any time owed to any Subsidiary, Affiliate, shareholder, director and officer to be subordinated in all respects to all Obligations and will not make any payments thereon, except as approved by Bank in writing.

               13.12 Additional Documents and Future Actions. The Borrowers will, at their sole cost, (i) take such actions and provide Bank from time to time with such agreements, financing statements and additional instruments, documents or information as the Bank may in its reasonable discretion deem necessary or advisable to perfect, protect, maintain or enforce its Lien in the Collateral, to permit Bank to protect or enforce its Lien in the Collateral, or to carry out the terms of the Loan Document, and (ii) execute on each Borrower's behalf and expense (x) all such security agreements (or amendments to this Agreement) as shall be necessary to evidence the grant to Bank of a security interest in and to all Commercial Tort Claims if, and to the extent, they arise hereafter, and (y) all pleadings and other documents as Bank may reasonably deem necessary or advisable in connection with any Commercial Tort Claim. The Borrowers hereby authorize and appoint Bank as their attorney-in-fact, with full power of substitution, to take such actions as Bank may reasonably deem advisable to protect the Collateral and its interests thereon and its rights hereunder, to execute on any Borrower's behalf (if necessary) and to file at the Borrowers' expense financing statements or applications for registration and amendments thereto, in those public offices deemed necessary or appropriate by Bank to establish, maintain and protect a continuously perfected or published Lien in the Collateral, and to execute on any Borrower's behalf such other documents and notices as Bank may reasonably deem advisable to protect the Collateral and its interests therein and its rights hereunder. Such power being coupled with an interest is irrevocable, the Borrowers irrevocably authorize the filing of financing statements or applications for registration by Bank describing the Collateral, the filing of initial financing statements in the jurisdiction of any Borrower's legal formation and existence, the filing of a carbon, photographic or other copy of this Agreement, or of a financing statement, as a financing statement and agree that such filing is sufficient as a financing statement.

               13.13 Title to Equipment. The Borrowers will promptly have Bank's Lien noted on any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment, and will promptly deliver to Bank the originals thereof.

               13.14 Taxes. The Borrowers will cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Borrower or any of their property to be paid in full, before delinquency or before the expiration of any extension period. The Borrowers shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. The Borrowers will make timely payment or deposit of all tax payments and withholding taxes required of them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof reasonably satisfactory to Bank indicating that the Borrowers have made such payments or deposits. Notwithstanding the foregoing, Borrowers may protest a tax payment (other than payroll taxes or taxes that are subject of a United States tax Lien), provided that (i) a reserve with respect to such obligation is established under the Revolving Credit Facility in an amount that is reasonably satisfactory to Bank, (ii) any such protest is instituted and diligently prosecuted by such Borrower in good faith, and (iii) Bank has determined in good faith that while any such protest is pending, there would be no impairment of the enforceability, validity, or priority of any of the Liens in favor of Bank in and to the Collateral or the rights of Bank under the Loan Documents.

               13.15 Leases. The Borrowers will pay when due all rents and other amounts payable under any leases to which any Borrower is a party or by which any Borrower's properties and assets are bound.

               13.16 Notices. Borrowers will promptly notify Bank of (a) any action or proceeding brought against any Borrower wherein such action or proceeding would, if determined adversely to such Borrower result in liability of any Borrower in excess of $50,000 in the aggregate, (b) the occurrence of any Default or Event of Default, (c) the failure of the Borrowers to observe any of their undertakings under the Loan Documents, (d) the occurrence of any Material Adverse Change, (e) any new locations to be added as an additional Inventory Location; (f) the creation of any new material inventions or other events related to the intellectual property of any Borrower; (g) the occurrence of any casualty loss related to the Collateral: (h) the receipt of any notice of the institution or proceeding or other action which may result in the termination of any Plan; and (i) any material change in the management roles of Theodore A. Schwartz, Joseph F. Weiderman or Francis E. Wellock, Jr. as described in Section
13.10 or any material change in any other senior management employees of Borrowers.

               13.17 Assignment of Claims Act. At the request of Bank, each Borrower will immediately execute any documents or instruments and take such steps or actions as required by Bank in its sole discretion so that all monies due or to become due under any contract with the U.S., the District of Columbia or any other Governmental Authority, will be assigned to Bank and notice given thereof in accordance with the requirements of the Assignment of Claims Act of 1940, as amended, or any other laws, rules or regulations or relating to the assignment of any such contract that monies due to or to become due thereunder. Each Borrower hereby irrevocably makes, constitutes, and appoints Bank (and any of Bank's designated officers, employees or agents) as its true and lawful attorney-in-fact, with full power of substitution, with power to sign its name and to take such actions necessary to execute the assignment documentation, in its name or the name of Bank, as Bank may determine, without notice to such Borrower and at the Borrowers' expense.

               13.18 Commercial Tort Claims. In the event any Borrower becomes the plaintiff (or any other claimant) with respect to any Commercial Tort Claim, such Borrower shall promptly (but in any event within fifteen (15) days after the Borrower initiates steps to pursue such claim) notify Bank as to the existence of all such Commercial Tort Claims, detailing to the best of Borrowers' knowledge or best estimation (a) the parties to the claim, (b) the amount in controversy, (c) the location and caption of all litigation filed with respect to the claim, (d) the status of the claim, and (e) all such other information relating thereto as Bank may reasonably require. Upon the request of Bank, the applicable Borrower shall promptly execute all such documents, agreements, instruments and financing statements as shall be reasonably required by Bank to grant to Bank a perfected, first priority security interest in each such Commercial Tort Claim.

               13.19 Instruments; Promissory Notes. The Borrowers will cause any instruments or notes received by or payable to such Borrower to be delivered to Bank appropriately endorsed to the order of Bank.

               13.20 Future Leases. The Borrowers will deliver to Bank, promptly after the execution by a Borrower, as lessee, of any Lease, an executed copy thereof.

           14. NEGATIVE COVENANTS. The Borrowers, jointly and severally, covenant and agree that, so long as this Agreement has not been terminated and until full and final payment of the Obligations, and unless Bank shall otherwise consent in writing, each Borrower shall comply with the following:

               14.1 Limitation on Sale and Leaseback. The Borrowers will not enter into any arrangement whereby any of them will sell or transfer any real property or improvements thereon or other fixed assets owned by any of them and then or thereafter rent or lease as lessee such property, improvements or assets or any part thereof which any of them shall intend to use for substantially the same purposes as the property sold or transferred.

               14.2 Limitation on Indebtedness. The Borrowers will not have at any time outstanding to any Person other than Bank, any Indebtedness for borrowed money, Capitalized Lease Obligations, or any outstanding letters of credit, except

                     (a) existing Indebtedness for borrowed money and Capitalized Lease Obligations described on Schedule 14.2;


                     (b) future purchase money Indebtedness and Capitalized Lease Obligations not to exceed $750,000 in the aggregate principal amount on a non-cumulative basis during any fiscal year; and

                     (c) intercompany loans, provided that any loans made by a Borrower to another Borrower must be subordinated to the Obligations on terms and conditions acceptable to the Bank.

               Except as otherwise expressly provided under this Agreement, no Borrower may make any loans to any other Borrower or to any Affiliate of any Borrower.

               14.3 Loans. The Borrowers will not make or have outstanding any loans or advances in the nature of loans to any Person including, without limitation, any officer, shareholder, director, employee or Affiliate of such Borrower, except (i) loans made by Borrowers in the ordinary course of their Businesses for business expense advances and other related items, (ii) loans by Borrowers to another Borrower, and (iii) loans made to employees of Borrowers not to exceed $300,000 in the aggregate at any time. Any loans made by Borrowers to another Borrower must be subordinated to the Obligations on terms and conditions acceptable to the Bank.

               14.4 Investments. The Borrowers will not have or make any investments in all or any portion of the capital stock or securities of any Person, or any loans, advances or extensions of credit to any Person, except investments listed on Schedule 14.4 attached hereto.

               14.5 Guaranties. The Borrowers will not directly or indirectly guarantee, endorse (other than for collection or deposit in the ordinary course of business), discount, sell with recourse or for less than the face value or agree (contingently or otherwise) to purchase or repurchase or otherwise acquire, or otherwise become directly or indirectly liable for, or agree (contingently or otherwise) to supply or advance funds (whether by loan, stock purchase, capital contribution or otherwise) in respect of, any Indebtedness, obligations or liabilities of any Person, except as Borrowers may agree to allocate liability for the Obligations among themselves and guaranty each others' obligations.

               14.6 Disposition of Assets. The Borrowers will not sell, lease, transfer, or otherwise dispose any of their Property, except certain Property of Borrowers with an aggregate book value not to exceed $100,000 in any fiscal year.

               14.7 Merger; Consolidation; Business Acquisitions; Subsidiaries. The Borrowers will not (a) merge into or consolidate with any Person (other than another Borrower), (b) acquire any portion of the Capital Stock of any Person (other than BHL) or a material portion of assets or business of any Person, or the operating business or division of any Person, or any Property not used or useful in the operation of their Businesses, (c) permit any Person to merge into any of them (other than another Borrower), (d) form any Subsidiaries, (e) change any of their respective states of formation or incorporation, (f) materially change the principal nature of their business or engage in any business other than the Business, (g) permit any Subsidiary to engage in any business activity, acquire any assets or, acquire any ownership or investment interests in any Person, without the prior written consent of Bank and (h) change any of their respective fiscal year ends.

               14.8 Liens. The Borrowers will not create, incur or permit to exist any Lien of any kind on their property or assets, whether now owned or hereafter acquired, or upon any income, profits or proceeds therefrom, except:

                    (a) Liens held by Bank;

                    (b) Deposits made in the ordinary course of business (i) in connection with worker's compensation, unemployment insurance, social security and other like laws or (ii) to secure the performance of statutory obligations, not incurred in connection with either (A) the borrowing of money or (B) the deferred purchase price of goods or Inventory;

                     (c) Encumbrances consisting of zoning restrictions, easements, reservations, servitudes, restrictions on the use of real property or minor irregularities of title thereto, none of which impairs the use of such property by any Borrower in the operation of its business;

                     (d) Liens listed on Schedule 14.8 attached hereto.

          The Borrowers shall not enter into any agreement with any other Person which shall prohibit the Borrowers from granting, creating or suffering to exist, or otherwise restrict in any way (whether by covenant, by identifying such event as a default under such agreement or otherwise) the ability of the Borrowers to grant, create or suffer to exist, any lien, security interest or other charge or encumbrance upon or with respect to any of their assets in favor of the Bank.

               14.9 Letters of Credit. The Borrowers will not apply for or obtain any letters of credit, except Merchandise Letters of Credit or Standby Letters of Credit issued by Bank.

               14.10 Insurance. The Borrowers shall not take out separate insurance concurrent in form or contributing in the event of casualty loss with that required to be maintained under Section 13.6 unless Bank is named as loss payee (with a lender's loss payable endorsement). The Borrowers shall promptly notify Bank whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies shall be provided promptly to Bank.

               14.11 Default Under Other Indebtedness. The Borrowers will not permit any of their Indebtedness in excess of $100,000 to be in default. If any Indebtedness of the Borrowers is declared or becomes due and payable before its expressed maturity by reason of default or otherwise or to the knowledge of any Borrower, the holder of any such Indebtedness shall have the right (or upon the giving of notice or the passage of time, or both, shall have the right) to declare such Indebtedness to be so due and payable, the Borrowers will promptly give Bank written notice of such declaration, acceleration or right of declaration.

               14.12 Transactions with Affiliates. Except for the transactions described on Schedule 12.21, the Borrowers will not enter into or conduct any transaction with any Affiliate (other than another Borrower) without the prior written consent of Bank. Borrowers will only enter into or conduct transactions with Affiliates on terms which are reasonable and customary for arms-length transactions between parties who are not affiliated.

               14.13 Name or Chief Executive Address Change. The Borrowers will not change their names, FEIN numbers, state of organization or chief executive addresses except upon thirty (30) days prior written notice to Bank and delivery to Bank of any items reasonably requested by Bank to maintain perfection and priority of Bank's first priority Lien in the Collateral and access to the Borrowers' Books, including without limitation, new UCC-1 financing statements and Collateral Access Agreements.

               14.14 Change in Location of Collateral. Borrowers will not change the location at which any of their Inventory, Equipment or other personal property is located except with coincident written notice to Bank and, provided that Borrowers comply with all of the following conditions:

                     (a) The applicable Borrower executes and delivers to Bank such UCC-1 financing statements covering all Inventory and related assets of the applicable Borrower to be located at such new location(s) as may be reasonably required by Bank to perfect Bank's Lien in such Inventory and related assets.

                     (b) Bank receives written confirmation that such new UCC-1 financing statements have been filed in the appropriate offices required to perfect Bank's Lien at such new location(s).

                     (c) Bank receives a search report from a reputable search company confirming that there are no other Liens encumbering any of such applicable Borrower's assets at such new location(s), except the Lien in favor of Bank.

                     (d) Bank receives a copy of the lease, sub-lease, warehouse agreement or similar agreement entered into by the applicable Borrower with the owner, lessor or operator of the new location(s).


                     (e) Bank receives evidence reasonably satisfactory to Bank that all assets of the applicable Borrower at such new location(s) are covered by the insurance coverage required under Section 13.6.

                     (f) Bank receives a Collateral Access Agreement from the owner/lessor of the new location in form and content reasonably acceptable to Bank.

               14.15 Material Adverse Contracts. The Borrowers will not become or be a party to any contract or agreement which has a materially adverse impact on any Borrower's ability to perform under this Agreement or any other Loan Document.

               14.16 Restrictions on Use of Proceeds. Borrowers will not carry or purchase with the proceeds of the Loans any "margin security" within the meaning of Regulations U, T or X of the Board of Governors of the Federal Reserve System.

               14.17 Subordinated Indebtedness. Borrowers (a) will not make any payments on the Subordinated Indebtedness except as permitted under the Subordination Agreements, and (b) will not breach any of the terms of any Subordination Agreements.

               14.18 Prepayments; Amendments and License Agreements. The Borrowers will not:

                     (a) Prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness for borrowed money owing to any third Person, other than the Obligations in accordance with this Agreement and debt retired or repaid as of the Closing Date;

                     (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning any Indebtedness for borrowed money to make such terms or conditions more onerous or expensive for the Borrowers;

                     (c) Amend, modify or waive any material term or provision of their respective Governing Documents in a manner materially adverse to the Borrowers or Bank; or

                     (d) Amend, modify or waive any term or provision of any of Licenses.

               14.19 Prohibited Transactions Under ERISA. The Borrowers will not directly or indirectly:

                     (a) engage in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in
Section 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                     (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

                     (c) fail to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                     (d) terminate any Benefit Plan where such event would result in any liability of any Borrower, any Subsidiary of Borrower or any ERISA Affiliate under Title IV of ERISA;

                     (e) fail to make any required contribution or payment to any Multiemployer Plan;

                     (f) fail to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

                     (g) amend a Plan resulting in an increase in current liability for the plan year such that any Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under
Section 401(a)(29) of the IRC; or

                     (h) withdraw from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA.

               14.20 Licenses. No Borrower will enter into any license, royalty or similar agreements regarding any patents, trademarks, tradenames, copyrights or other General Intangibles owned by such Borrower, which grants any exclusive rights to use such General Intangibles to any Person.

               14.21 Trademark and Tradename Licenses. No Borrower will enter into any license or similar right to use or royalty agreement with respect to any trademark or tradename owned by such Borrower (other than with another Borrower) without the prior written consent of Bank.

               14.22 Equipment Becoming Fixture. Borrowers will use their best efforts to prevent any item of equipment owned by such Borrower to become a fixture to real estate or an accession to other property, except for equipment which may become a trade fixture to premises leased by such Borrower but with respect to which the landlord has waived any right of ownership or security interest.

           15. FINANCIAL COVENANTS. Except with the prior written consent of Bank, Borrowers will comply with the following:

               15.1 Current Ratio. Borrowers will maintain a Current Ratio of not less than 1.55 to 1.0 for the month ending June 30, 2002 and for each fiscal month end thereafter.

               15.2 Funded Debt to EBITDA Ratio. Borrowers will maintain a ratio of consolidated Funded Debt to consolidated EBITDA of not more than (a)
2.85 to 1.0 for the
fiscal quarter ending March 31, 2002 and for each fiscal quarter end thereafter through and including September 30, 2002, and (b) 2.35 to 1.0 for the fiscal quarter ending December 31, 2002 and for each fiscal quarter end thereafter.

               15.3 Fixed Charge Coverage Ratio. Borrowers will maintain a Fixed Charge Coverage Ratio of not less than 1.15 to 1.0 for the fiscal quarter ending March 31, 2002 and for each fiscal quarter end thereafter. In addition, if Borrowers fail to maintain a Fixed Charge Coverage Ratio of more than 1.25 to
1.0 for any fiscal quarter, Borrowers agree to pay to Bank a fee in the amount of $7,500 for such fiscal quarter, which fee will be due and payable at the end of the applicable fiscal quarter.

               15.4 Changes to Financial Covenants. Bank may condition extension of the Revolving Credit Facility after the Contract Period upon revision of the foregoing financial covenants, as Bank in its sole discretion may require.

               15.5 Most Favored Lender. Borrowers agree promptly to notify Bank of any agreement for Indebtedness for borrowed money to which any Borrower is a party or under which it is obligated and to provide Bank with a copy of such agreement. If such agreement contains or at any time is amended to contain financial covenants more restrictive than those contained in this Section 15, upon Bank's request, Borrowers agree to amend this Agreement accordingly so that the covenants contained herein are substantially the same as those contained in such other agreements for Indebtedness for borrowed money.

           16. ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS. The Borrowers will maintain books of record and account in which full, correct and current entries in accordance with GAAP will be made of all of their dealings, business and affairs, and the Borrowers will deliver to Bank the following:

               16.1 Annual Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrowers and their
Subsidiaries:

                    (a) the audited, consolidated and consolidating income and retained earnings statements of Borrowers and their Subsidiaries for such fiscal year,

                    (b) the audited, consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as at the end of such fiscal year, and

                    (c) the audited, consolidated and consolidating statement of cash flow of Borrowers and their Subsidiaries for such fiscal year,

setting forth in comparative form the corresponding figures as at the end of the previous fiscal year, all in reasonable detail. The foregoing statements and balance sheets shall be prepared in accordance with GAAP and shall be audited by independent certified public accountants of recognized standing acceptable to Bank in the reasonable exercise of its discretion with respect to which such accountants shall deliver their unqualified opinion which shall not include any "going-concern" opinion.

               16.2 Projections and Cash Flow. Within forty-five (45) following the end of each calendar year, projections of profit and loss statements, cash flows and balance sheets of Borrowers and their Subsidiaries prepared on a month-by-month basis for the next succeeding twelve (12) months, prepared by the Responsible Officer. Borrowers have furnished to Bank initial projections containing the information required by this Section. Borrowers represent and covenant that (a) the initial projections required by this Section have been prepared by the Responsible Officer and represent the best available good faith estimate of Borrowers regarding the course of Borrowers' businesses for the periods covered thereby; (b) all future projections required by this Section shall be prepared by or under the direction of the Responsible Officer and shall represent the best available good faith estimate of Borrowers regarding the course of Borrowers' business for the periods covered thereby; (c) the assumptions set forth in the initial projections are and the assumptions set forth in the future projections delivered hereafter shall be in the Responsible Officer's good faith belief reasonable and realistic based on then current economic conditions; (d) Borrowers know of no reason why Borrowers should not be able to achieve the performance levels set forth in the initial projections and Borrowers shall have no knowledge at the time of delivery of future projections of any reason why Borrowers are not likely to be able to meet the performance levels set forth in said projections; and (e) Borrowers have sufficient capital as may be required for their ongoing business and to pay their existing and anticipated debts as they mature.

               16.3 Quarterly Statements. As soon as available and in any event within forty-five (45) days after the close of each calendar quarter;

                    (a) the consolidated and consolidating income and retained earnings statements of Borrowers and their Subsidiaries for such quarter,

                    (b) the consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as of the end of such quarter, and

                    (c) the consolidated and consolidating statement of cash flow of Borrowers and their Subsidiaries for such quarter,

setting forth in comparative form the corresponding figures as of the end of the corresponding quarter of the previous fiscal year (if applicable) and the projected figures based upon the projections required under Section 16.2, all in reasonable detail, subject to year end adjustments and certified by the Responsible Officer to be, to the best of his knowledge, accurate in all material respects and to have been prepared in accordance with GAAP.

               16.4 Collateral Reporting. Agent Borrower, for each Borrower, shall provide the Bank with the following documents at the following times in form satisfactory to the Bank:

                    (a) by the 20/th/ day of each month (with respect to the previous month), or more frequently if requested by Bank:

                        (i)   an aging of the Borrower's accounts receivable.

                        (ii)  an aging of the Borrower's accounts payable.

                        (iii) a reconciliation to the previous month's aging of the Borrower's accounts and to the Borrower's general ledger.

                    (b) upon request, a statement of the balance of each of the intercompany Accounts.

                    (c) other reports as to the Collateral of the Borrowers as the Bank shall reasonably request from time to time.

                    (d) with the delivery of each of the foregoing, a certificate of the Agent Borrower executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any of the Borrowers' records or reports of the Collateral are prepared by an accounting service or other agent, the Borrowers hereby authorize such service or agent to deliver such records, reports, and related documents to the Bank.

               16.5 Tax Returns. If requested by Bank, copies of each Borrower's federal income tax returns, and any amendments thereto.

               16.6 Audit Reports. Promptly upon receipt thereof, one copy of each other report submitted to any Borrower, by independent accountants, including management letters, "comment" letters, in connection with any annual, interim or special audit report made by them of the Books of any Borrower.

               16.7 Reports to Governmental Agencies and Other Creditors. With reasonable promptness, copies of all such financial reports, statements and returns which any Borrower shall file with any federal or state department, commission, board, bureau, agency or instrumentality and any report or statement delivered by any Borrower to any supplier or other creditor in connection with any payment restructuring.

               16.8 SEC Reporting. With reasonable promptness, all 10-Q Quarterly Reports, 10-K Annual Reports, 8-K Current Reports, any other filings made by Borrowers with the Securities and Exchange Commission, as soon as the same are filed, or any other information that is provided by Borrowers to their shareholders.

               16.9 Requested Information. With reasonable promptness, all such other data and information in respect of the condition, operation and affairs of any Borrower as Bank may reasonably request from time to time.

               16.10 Compliance Certificates. Within the periods provided in Sections 16.1 and 16.3 above, a certificate from the Responsible Officer (a) stating that Borrowers have observed, performed and complied with each and every undertaking contained herein, (b) setting forth the information and computations (in sufficient detail) required in order to establish whether Borrowers were operating in compliance with the financial covenants in Section 15 of this Agreement, (c) certifying that as of the date of such certification, there does not exist any Default or Event of Default, and (d) certifying as to the state of organization of each Borrower. Such certificate will be in the form of Exhibit A attached hereto.

               16.11 Accountant's Certificate. Simultaneously with the delivery of the certified financial statements required by Section 16.1, copies of a certificate of the accountants who audited such statements stating that (a) they have checked the computations delivered by the Borrowers in compliance with
Section 16.1, and (b) in making the examination necessary for their audit or review of such financial statements for such year, nothing came to their attention of a financial or accounting nature that caused them to believe that
(i) any Borrower was not in compliance with the terms, covenants, provisions or conditions of any of the Loan Documents, or (ii) there shall have occurred any condition or event which would constitute an Event of Default, or, if so, specifying in such certificate all such instances of non-compliance and the nature and status thereof. Such certificate shall not include any "going-concern" opinion of the accountants.

          17. CONDITIONS PRECEDENT TO THE INITIAL ADVANCE OR LETTER OF CREDIT. The obligation of (a) Bank to make the initial Advance or (b) Bank to issue the initial Letter of Credit is subject to the fulfillment, to the reasonable satisfaction of Bank, of each of the following conditions on or before the Closing Date. All of such agreements, documents and other items must be in form, content and all other respects reasonably satisfactory to Bank.

               17.1 Searches. Bank shall have received copies of record searches (including UCC searches, patent searches, trademark searches, copyright searches and judgments, suits, bankruptcy, litigation, tax and other lien searches) against each Borrower.

               17.2 UCC-1 Filings. Bank shall have received confirmation from a service organization retained by Bank to file financing statements that such filings have been made in all relevant jurisdictions.

               17.3 Executed Loan Documents. Bank shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                     (a) the Notes;

                     (b) the Disbursement Letter;

                     (c) each of the Subordination Agreements;

                     (d) the Environmental Agreement; and

                     (e) any and all other Loan Documents.

               17.4 Request for Advance. Bank shall have received a request for advance from the Agent Borrower.

               17.5 Authorizing Resolutions. Bank shall have received a certificate from the Secretary of each Borrower attesting to the resolutions of each Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which each Borrower, respectively, is a party and authorizing specific officers of such Borrower to execute the same.

               17.6 Governing Documents. Bank shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower.

               17.7 Material Agreements. Bank shall have received copies of all material agreements, leases and other documents related to the Borrowers as reasonably requested by Bank.

               17.8 Good Standing Certificates. Bank shall have received certificates of status with respect to each Borrower, each dated within 45 days of the Closing Date, such certificates to be issued by the appropriate officer of each jurisdiction in which such Borrower is required to be qualified or licensed which certificates shall indicate that such Borrower is in good standing or subsisting, as applicable, in such jurisdictions.

               17.9 Insurance. Bank shall have received loss payee endorsements and evidence of insurance, together with the endorsements thereto, as are required by Section 13.6.

               17.10 Opinions of Counsel. Bank shall have received opinions of the Borrowers' general counsel.

               17.11 Interest Rate Protection Agreement. Bank shall have received a fully executed interest rate protection agreement.

               17.12 Tax Returns. Bank shall have received satisfactory evidence that all tax returns required to be filed by Borrowers have been timely filed and all taxes upon Borrowers or their properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency.

               17.13 Licenses, Approvals, Etc. Bank shall have received copies of all licenses, approvals, consents, authorizations and filings of Borrowers required or necessary for the operation of their Business as reasonably requested by Bank.

               17.14 No Material Adverse Change. No Material Adverse Change shall have occurred from the date of financial information and projections originally provided to Bank;

               17.15 Fees. All fees and expenses payable under the Loan Documents on the Closing Date and as of the funding of the Loans or issuing such Letter of Credit shall have been paid.

               17.16 Subordination. Bank shall have received evidence that all shareholder and Affiliate debt owed by Borrowers is subordinated to all Obligations on terms and conditions acceptable to the Bank.

               17.17 Machinery and Equipment Appraisal. Bank shall have received an appraisal of Borrowers' machinery and equipment prepared by an independent appraiser, satisfactory to Bank, and stating an ordinary liquidation value of not less than $2,708,000 and otherwise in form and content acceptable to the Bank.

               17.18 Real Estate Appraisal. Bank shall have received an appraisal of Borrowers' Mortgaged Property prepared by an independent appraiser, satisfactory to Bank, and stating a fair market value of not less than $3,500,000 and otherwise in form and content acceptable to the Bank.

               17.19 Audit. Bank shall have received the results of an audit of Borrowers' accounts receivables and inventory in form, content and amount acceptable to the Bank.

               17.20 Releases. UCC-3 terminations and such other releases of all prior Liens, as have been requested by Bank, shall be delivered to Bank on the Closing Date in appropriate form with all signatures and other information needed for recordation.

               17.21 Other Documents. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded.

          By completing the closing hereunder, or by making advances hereunder, Bank does not thereby waive a breach of any warranty or representation made by the Borrowers hereunder or any agreement, document, or instrument delivered to Bank or otherwise referred to herein (except if specifically waived by Bank in writing), and any claims and rights of Bank resulting from any breach or misrepresentation by any Borrower are specifically reserved by Bank.

          18. CONDITIONS PRECEDENT TO ALL ADVANCES AND LETTERS OF CREDIT. In addition to, but not in limitation of, any other conditions set forth in this Agreement, the obligation of (a) Bank to make any Advance, or (b) Bank to issue any Letter of Credit is subject to the fulfillment, to the satisfaction of Bank, of each of the following conditions:

               18.1 Representations and Warranties. The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date).

               18.2 No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.

               18.3 No Injunction or Order. No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against any Borrower or any of their Affiliates.

               18.4 No Bankruptcy. No proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, or receivership law shall have been filed by or against any Borrower.

               18.5 Request for Advance. Bank shall have received a request for advance from the Agent Borrower.

          19.  DEFAULT AND REMEDIES.

               19.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event or Events of Default hereunder:

               (a) The failure of Borrowers to pay when due and payable or when declared due and payable, any portion of the Obligations, whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees, costs, indemnities, or other amounts constituting Obligations and with respect to payments of fees, costs or indemnities such failure continues unremedied for a period of three (3) days after the date such payment is first due;

               (b) The failure of any Borrower to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between any Borrower and Bank which does not otherwise specifically constitute an Event of Default under another subsection of this Section 18.1 and such failure continues unremedied for a period of fifteen (15) days after the earlier of (i) notice from Bank to Agent Borrower of the existence of such failure, or
(ii) any Responsible Officer knows of the existence of such failure, provided that, in the event that such failure is incapable of remedy or consists of a default of any of the covenants in Sections 13.3, 13.6 or 13.7, the negative covenants set forth in Article 14 or any of the financial covenants set forth in
Article 15, or was willfully caused or permitted by any Borrower, the Borrowers shall not be entitled to any notice or grace hereunder;

               (c) The failure of any Borrower to pay any Indebtedness for borrowed money due to any third Person or Capitalized Lease Obligations or the existence of any other event of default under any loan, security agreement, mortgage, Capitalized Lease or other agreement pertaining thereto binding any Borrower, after the expiration of any notice and/or grace periods permitted in such documents;

               (d) The adjudication of any Borrower as a bankrupt or insolvent, or the entry of an Order for Relief against any Borrower or the entry of an order appointing a receiver or trustee for any Borrower of any of their property or approving a petition seeking reorganization or other similar relief under the Bankruptcy Code or other similar laws of the U.S. or any state or any other competent jurisdiction;

               (e) A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, debt moratorium or receivership law is filed by or (unless dismissed within 60 days) against any Borrower, or any Borrower makes an assignment for the benefit of creditors, or any Borrower takes any action to authorize any of the foregoing;

               (f) The suspension of the operation of any Borrower's Business for a period of thirty (30) consecutive days which results in a Material Adverse Effect;

               (g) Any Borrower becomes unable to meet its debts as they mature or fall due, or the admission in writing by any Borrower to such effect, or any Borrower calling any meeting of all or any material portion of their creditors for the purpose of debt restructure or moratorium;

               (h) All, or any part of the Collateral or the assets of any Borrower are attached, seized, subjected to a writ or distress warrant, or levied upon, or come within the possession or control of any, receiver, trustee, custodian or assignee for the benefit of creditors or become subject to any Lien which is not otherwise permitted under Section 14.8;

               (i) The entry of a final judgment for the payment of money against any Borrower in excess of $100,000 which, within ten (10) days after such entry, shall not have been discharged or execution thereof stayed pending appeal or shall not have been discharged within five (5) days after the expiration of any such stay;

               (j) Any representation or warranty of in any of the Loan Documents is discovered to be untrue in any material respect or any statement, certificate or data furnished by any Borrower pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts therein set forth are stated or certified;

               (k) Any Borrower voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated;

               (l) Any Borrower is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency, the effect of which order restricts any Borrower from conducting all or any material part of its Business for a period of thirty (30) consecutive days which results in a Material Adverse Effect;

               (m) A breach by any Borrower occurs under any material agreement, document or instrument, whether heretofore, now or hereafter existing between any Borrower and any other Person and such Person accelerates or otherwise exercises its rights and remedies against any Borrower which results in a Material Adverse Effect.

               (n) A Material Adverse Change occurs;

               (o) A Change of Control occurs;

               (p) Any material uninsured damage to, or loss, theft, or destruction of, any of the Collateral occurs;

               (q) Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty loss occurs resulting in the cessation or substantial curtailment of production or other revenue producing activities at any facility of any Borrower for more than thirty (30) consecutive days which results in a Material Adverse Effect;

                    (r) The loss, suspension, revocation or failure to renew any license or permit now held or hereafter acquired by any Borrower, which loss, suspension, revocation or failure to renew is likely to result in a Material Adverse Change;

                    (s) Any breach by any Borrower under any of the Subordination Agreements;

                    (t) The validity or enforceability of this Agreement, or any of the Loan Documents, is contested by any Borrower, or any Borrower denies that they have any or any further liability or obligation hereunder or thereunder; or

                    (u) The indictment or threatened indictment of any Borrower under any criminal statute, or the commencement or threatened commencement of criminal or civil proceedings against any Borrower pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any property of any Borrower, or any Borrower engages or participates in any "check kiting" activity regardless of whether a criminal investigation has been commenced.

               19.2 Remedies. Upon the occurrence and during the continuance of an Event of Default, or at any time thereafter, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by the Borrowers:

                    (a) Declare the entire unpaid principal of the Loans, all other Obligations (including without limitations all contingent reimbursement obligations under any Letters of Credit, or any part thereof), all interest accrued thereon, all fees due hereunder and all other obligations of Borrowers to Bank hereunder or under any other Loan Document otherwise arising immediately due and payable;

                    (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between any Borrower and Bank;

                    (c) Cease issuing Letters of Credit;

                    (d) Convert any Loans earning interest at LIBOR Rate plus Applicable Margin to Loans earning interest at the LMIR Rate;

                    (e) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Bank, but without affecting the Bank's rights and security interests in the Collateral and without affecting the Obligations;

                    (f) Reduce the amount of the Revolving Credit Facility;

                    (g) Increase the applicable interest rates up to the Default Rate;

                    (h) Hold, as cash collateral, any and all balances and deposits of the Borrowers held by Bank to secure the full and final repayment of all of the Obligations;

                    (i) Enter the premises occupied by any of the Borrowers and take possession of the Collateral and any records relating thereto; and/or

                    (j) Exercise each and every right and remedy granted to it under the Loan Documents, under the Uniform Commercial Code and under any other applicable law or at equity.

          If an Event of Default occurs under Sections 19.1(d) or 19.1(e), all of the Obligations shall become immediately due and payable.

               19.3 Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

                    (a) First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including attorneys' fees; and

                    (b) Second: to the payment of the Obligations (with the Borrowers remaining liable for any deficiency) as Bank may elect; and

                    (c) Third: the balance (if any) of such proceeds shall be paid, subject to any duty imposed by law, or otherwise to whomsoever shall be entitled thereto.

               19.4 Sale or Other Disposition of Collateral. After the occurrence of an Event of Default, (a) the sale, lease or other disposition of the Collateral, or any part thereof, by Bank may be for cash, credit or any combination thereof, and Bank may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Obligations then owing; (b) any sales of the Collateral may be adjourned from time to time with or without notice; (c) Bank may cause the Collateral to remain on any Borrower's premises or otherwise or to be removed and stored at premises owned by other persons, at Borrowers' expense, pending sale or other disposition of the Collateral; (d) any Borrower at Bank's request, shall assemble the Collateral consisting of

Inventory and tangible assets and make such assets available to Bank at a place to be designated by Bank; and (e) Bank shall have the right to conduct such sales on any Borrower's premises, at the Borrowers' expense, or elsewhere, on such occasion or occasions as Bank may see fit. With respect to any Borrowers' owned or leased premises, the Borrowers hereby grant Bank a license, effective upon the occurrence and during the continuance of an Event of Default, and to the extent not prohibited by the terms of any applicable lease, to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise.

          Any notice required to be given by Bank of a sale, lease or other disposition or other intended action by Bank with respect to any of the Collateral which is given pursuant to Section 21 below, at least five (5) Business Days prior to such proposed action, shall constitute fair and reasonable notice to the Borrowers of any such action.

          The net proceeds realized by Bank upon any such sale or other disposition, after deduction for the expenses of retaking, holding, storing, transporting, preparing for sale, selling or otherwise disposing of the Collateral incurred by Bank in connection therewith and all other costs and expenses related thereto including reasonable attorney fees, shall be applied in such order as Bank, in its discretion, elects, toward satisfaction of the Obligations. Bank shall account to the Agent Borrower for any surplus realized upon such sale or other disposition, and the Borrowers shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Bank's Lien in the Collateral. The Borrowers agree that Bank has no obligation to preserve rights to the Collateral against any other parties or to clean-up or otherwise prepare any of the Collateral for sale.

          If Bank sells any of the Collateral upon credit, the Borrowers will be credited only with payments actually made by or on behalf of the purchaser, received by Bank and applied to the indebtedness owed by such purchaser to Bank. If the purchaser fails to pay for any of the Collateral, Bank may resell the Collateral and shall credit Borrowers with such sales proceeds as provided in this Agreement.

          Bank will not be considered to have offered to retain the Collateral in satisfaction of the Obligations, unless Bank has entered into a written agreement with the Borrowers to that effect.

          Bank is hereby granted a license or other right to use, after the occurrence and during the continuance of an Event of Default, without charge, any Borrower's labels, General Intangibles, intellectual property, Equipment, real estate, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Inventory or other Collateral and any Borrower's rights under all contracts, licenses, approvals, permits, leases and franchise agreements, to the extent assignable, shall inure to Bank's benefit; provided however, such license shall not extend to any property of Borrowers which any Borrower is prohibited by the terms of such agreements regarding such property from licensing to Bank.

          Bank shall be under no obligation to marshall any assets in favor of any Borrower or any other party or against or in payment of any or all of the Obligations.

               19.5 Actions With Respect to Accounts. Each Borrower hereby irrevocably makes, constitutes, and appoints Bank (and any of Bank's designated officers, employees or agents) as its true and lawful attorney-in-fact, with full power of substitution, with power to sign its name and to take any of the following actions, in its name or the name of Bank, as Bank may determine, without notice to such Borrower and at the Borrowers' expense:

                    (a) Verify the validity and amount of or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise;

                    (b) After the occurrence and during the continuance of an Event of Default, notify all Account Debtors that the Borrowers' Accounts have been assigned to Bank and that Bank has a Lien therein;

                    (c) After the occurrence and during the continuance of an Event of Default, direct all Account Debtors to make payment of all the Borrowers' Accounts directly to Bank and forward invoices directly to such Account Debtors;

                    (d) After the occurrence and during the continuance of an Event of Default, take control in any manner of any cash or non-cash items of payment or proceeds of such Accounts;

                    (e) After the occurrence and during the continuance of an Event of Default, notify the U.S. Postal Service to change the address for delivery of mail addressed to any Borrower to such address as Bank may designate:

                    (f) After the occurrence and during the continuance of an Event of Default, have access to any lockbox or postal boxes into which any Borrower's mail is deposited and receive, open and dispose of all mail addressed to any Borrower;

                    (g) After the occurrence and during the continuance of an Event of Default, take control in any manner of any rejected, returned, stopped in transit or repossessed goods relating to any Accounts;

               (h) After the occurrence and during the continuance of an Event of Default, enforce payment of and collect any Accounts, by legal proceedings or otherwise, and for such purpose Bank may:

                    (i) Demand payment of any Accounts or direct any Account Debtors to make payment of Accounts directly to Bank;

                    (ii)   Receive and collect all monies due or to become due

to any Borrower;

                    (iii) Exercise all of any Borrower's rights and remedies with respect to the collection of Accounts,

                    (iv) Settle, adjust, compromise, extend, renew, discharge or release the Accounts;

                    (v) Sell or assign the Accounts on such terms, for such amount and at such times as Bank deems advisable;

                    (vi) Prepare, file and sign any Borrower's name or names on any Proof of Claim or similar document in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any Account Debtor;

                    (vii) Prepare, file and sign any Borrower's name or names on any Notice of Lien, Claim of Mechanic's Lien, Assignment or Satisfaction of Lien or Mechanic's Lien or similar document in connection with the Collateral;

                    (viii) Endorse the name of any Borrower upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to the Accounts or goods pertaining thereto or upon any checks or other media of payment or evidences of a security interest that may come into Bank's possession;

                    (ix) Sign the name of any Borrower to verifications of Accounts and notices thereof sent by Account Debtors to such Borrower; or

                    (x) Take all other actions reasonably necessary or desirable to protect any Borrower's or Bank's interest in the Accounts.

The Borrowers ratify and approve all acts of said attorneys and agree that said attorneys shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except such attorneys' gross negligence or willful misconduct. The Borrowers agree to assist

Bank in the collection and enforcement of their Accounts and not to hinder, delay or impede Bank in its collection or enforcement of said Accounts.

               19.6 Set-Off. Without limiting the rights of Bank under Applicable Law, the Borrowers grant to Bank and agree that Bank may, unless prohibited by applicable law, without notice to any Borrower (such notice being expressly waived), and without constituting a retention of any Collateral in satisfaction of any Obligations after the occurrence and during the continuance of an Event of Default exercise a right of set-off, a lien against and a security interest in all property of the Borrowers now or at any time in Bank's possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other account with Bank as security for the Obligations. At any time and from time to time following the occurrence and during the continuance of an Event of Default, Bank may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit of any Borrower against any or all of the Obligations.

               19.7 Turnover of Property Held by Bank. The Borrowers irrevocably authorize any Affiliate of Bank, unless prohibited by Applicable Law, after the occurrence and during the continuance of an Event of Default, at the request of Bank and without further notice, to turn over to Bank any property of any Borrower held by such Affiliate, including without limitation, funds and securities for any Borrower's account and to debit, for the benefit of Bank, any deposit account maintained by any Borrower with such Affiliate (even if such deposit account is not then due or there results a loss or reduction of interest or the imposition of a penalty in accordance with Applicable Law to the early withdrawal of time deposits), in the amount requested by Bank up to the amount of the Obligations, and to pay or transfer such amount or property to Bank for application to the Obligations.

               19.8 Delay or Omission Not Waiver. Neither the failure nor any delay on the part of Bank to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Bank. No single, partial or full exercise of any rights, remedies, powers and privileges by the Bank shall preclude further or other exercise thereof. No course of dealing between Bank and any Borrower shall operate as or be deemed to constitute a waiver of Bank's rights under the Loan Documents or affect the duties or obligations of the Borrowers.

               19.9 Remedies Cumulative. The rights, remedies, powers and privileges provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Bank's favor at law or in equity.

               19.10 Consents, Approvals and Discretion. Whenever the Bank's consent or approval is required or permitted or any documents are required to be acceptable to Bank, such consent, approval or acceptability shall be at the sole and absolute discretion of Bank (except as otherwise specifically provided herein or in the other Loan Documents). Except as otherwise specifically provided herein, whenever any determination or act is at Bank's discretion, such determination or act shall be at Bank's sole and absolute discretion.

               19.11 Certain Fees, Costs, Expense Expenditures. The Borrowers agree to pay on demand all cost and expenses of Bank (the "Bank Expenses"), including without limitation:

                     (a) all costs, expenses and fees (including reasonable attorneys' fees and other legal costs, expenses and charges) incurred or paid by Bank in connection with (i) advising, structuring, drafting, preparing, reviewing, negotiating, administering the Loan Documents or any waivers, consents, amendments, extensions, modifications or restatements related thereto;
(ii) interpreting, enforcing, protecting, preserving, defending or terminating any of the Loan Documents or any of Bank's rights and remedies related thereto, irrespective of whether suit is brought (including without limitation, all costs and expenses and attorneys' fees related to any "workout," "restructuring," insolvency or similar proceeding involving any Borrower); (iii) legal advice relating to the rights and responsibilities of Bank with respect to the transactions contemplated under this Agreement or the other Loan Documents; (iv) the preparation for negotiations regarding, consultations concerning or the defense or prosecution of any legal proceedings involving, any claim (including third-party claims) made or threatened against Bank related to or involving the Loan Documents, the transactions contemplated under the Loan Documents, Bank's relationship with the Borrowers, or any actions taken pursuant to the Loan Documents by Bank.

                     (b) all costs, expenses and fees incurred or paid by Bank for photocopying; notarization; couriers; messengers; telecommunications; public record searches (including without limitation, real estate, tax lien, litigation, UCC, bankruptcy, patent, trademark or copyright searches); filing; recording; publication; appraisals (including without limitation personal property, real estate, trademark, tradename, and inventory appraisals or reappraisals); real estate surveys or updates; real estate title insurance reports or bring-downs, commitments, policies and endorsements; environmental audits, surveys or updates; and accounting or other professional advisors;

                     (c) all costs, expenses and fees incurred or paid by Bank in connection with the disbursement of funds under the Loan Documents (by wire transfer or otherwise); the dishonoring of checks, drafts or other items of payment; correction or cure of any Default or Event of Default or enforcement of the Loan Documents; gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale or advertising to sell any of the Collateral (regardless of whether the sale is consummated); or exercising any rights or remedies under the Loan Documents; and

                    (d) all costs, expenses and other payments incurred or made by Bank to any warehouseman, landlord, lessor or owner of any property at which any of the Collateral is located to enable Bank to obtain access, store, warehouse, ship, sell or otherwise preserve, protect and dispose of such Collateral (including without limitation all lease payments, access charges, utility charges and safety and security charges).

         In the event any Borrower shall fail to pay taxes, insurance, assessments, fees, costs or expenses which it is required to pay hereunder, or fails to keep the Collateral free from Liens (except as expressly permitted herein), or fails to maintain or repair the Collateral as required hereby, or otherwise breaches any obligations under the Loan Documents, Bank in its discretion, may make expenditures for such purposes and the amount so expended (including reasonable attorney's fees and expenses, filing fees and other charges) shall be payable by the Borrowers on demand and shall constitute part of the Obligations.

         With respect to any amount required to be paid by Borrowers under this Section, in the event Borrowers fail to pay such amount within five (5) days after demand, at Bank's option, all of said amounts required to be paid by Borrowers, may be charged by Bank as a LIBOR Rate Loan under the Revolving Credit Facility and Borrowers shall also pay to Bank interest thereon at the Default Rate.

         20. INDEMNIFICATION. The Borrowers agree to indemnify and hold harmless, Bank, its parents and Affiliates and their officers, directors, shareholders, employees and agents (collectively, the "Indemnified Parties"), from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such Indemnified Party is a party to any litigation), including without limitation reasonable attorney's fees and costs and costs of investigation, document production, attendance at depositions or other discovery, incurred by any Indemnified Party with respect to, arising out of or as a consequence of (a) this Agreement or any of the other Loan Documents, including without limitation, any failure of any Borrower to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Loan Documents, or any other Event of Default; (b) the use by any Borrower of any proceeds advanced hereunder; (c) the transactions contemplated hereunder; or (d) any claim, demand, action or cause of action being asserted against any Indemnified Party by any other Person in connection with the transactions contemplated hereunder. Notwithstanding anything herein or elsewhere to the contrary, the Borrowers shall not be obligated to indemnify or hold harmless any Indemnified Party from any liability, loss or damage resulting from the gross negligence, wilful misconduct or unlawful actions of such Indemnified Party or any violations by such Indemnified Party or Bank of any securities laws or other laws and regulations concerning financial institutions. Any amount payable to Bank under this Section will bear interest at the Default Rate from the due date until paid.

         The Borrowers' obligations under this Section shall survive termination of this Agreement and repayment of the Obligations.

         21. COMMUNICATIONS AND NOTICES. All notices, requests and other communications made or given in connection with the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested, or by telecopy with the original forwarded by first-class mail or by e-mail, in all cases, with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

               To Borrowers:

                     Berger Financial Corp.
                     805 Pennsylvania Blvd.
                     Feasterville, PA 19053
                     Attention: Francis E. Wellock, Jr., CFO

               To Bank:

                     Wachovia Bank, National Association
                     2240 Butler Pike
                     Plymouth Meeting, PA 19462
                     Attention: Paul Pyfer, Senior Vice President
                     Telecopier: 610-941-3149
                     E-Mail:     paul.pyfer1@firstunion.com

ALL "PAYMENT IN FULL" CHECKS OR OTHER MEDIA OF PAYMENT MUST BE SENT TO BANK ONLY TO THE ABOVE ADDRESS.

         22.   WAIVERS.

               22.1 Waivers. In connection with any proceedings under the Loan Documents, including without limitation any action by Bank in replevin, foreclosure or other court process or in connection with any other action related to the Loan Documents or the transactions contemplated hereunder, the Borrowers waive, to the extent permitted by applicable law:

                     (a) all errors, defects and imperfections of a procedural nature in such proceedings;

                  (b) all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under any of the Loan Documents or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption;

                  (c) presentment for payment, demand, notice of demand, notice of nonpayment, protest and notice of protest of any of the Loan Documents, including the Notes;

                  (d) any requirement for bonds, security or sureties required by statute, court rule or otherwise;

                  (e) any demand for possession of Collateral prior to commencement of any suit;

                  (f) all rights to claim or recover attorney's fees and costs in the event that any Borrower is successful in any action to remove, suspend or prevent the enforcement of a judgment entered by confession;

                  (g) all rights to notification of disposition of collateral under Section 9-611 of the UCC, rights to require disposition of collateral under Section 9- 620(e) of the UCC and any rights to redeem collateral under
Section 9-623 of the UCC; and

                  (h) any right to require Bank to pursue any third Person for payment of the Obligations or payment with respect to any of the Collateral.

            22.2 Forbearance. Bank may release, compromise, forbear with respect to or waive any of the terms of the Loan Documents, without notice to or consent of any Borrower.

            22.3 Limitation on Liability. The Borrowers shall be responsible for and Bank is hereby released from any claim or liability in connection with:

                  (a)   Safekeeping any Collateral;

                  (b)   Any loss or damage to any Collateral;

                  (c)   Any diminution in value of the Collateral; or

                  (d)   Any act or default of another Person.

                  Bank shall only be liable for any act or omission on their part constituting gross negligence or wilful misconduct. In the event any Borrower brings suit against Bank in connection with the transactions contemplated hereunder and Bank is found not to be liable, the Borrowers will indemnify and hold Bank harmless from all costs and expenses, including reasonable attorney's fees, incurred by Bank in connection with such suit. This Agreement is not intended to obligate Bank to take any action with respect to the Collateral or to incur expenses or perform any obligation or duty of any Borrower. Borrowers' obligations under this Section shall survive termination of this Agreement and repayment of the Obligations.

                        22.4 Subordination of Subrogation Rights. Any and all rights of subrogation that any Borrower may have against any other Borrower or against any collateral or security for any of the Obligations, and any and all rights of reimbursement, contribution, indemnity and/or substitution that any Borrower may have against any other Borrower or any other guarantor or surety, shall be junior and subordinate to all of the Obligations, to any rights that Bank may have against such Borrower, to all right, title and interest that Bank may have in any such collateral or security for the Obligations, and to any right Bank may have against such other guarantor or surety of the Obligations. Bank may use, sell or dispose of any item of collateral or security for the Obligations as it sees fit without regard to any subrogation rights Borrowers may have, and upon any such disposition or sale of such collateral or security any rights of subrogation that Borrowers may have with respect to such collateral or security shall terminate.

                  23. SUBMISSION TO JURISDICTION. The Borrowers hereby consent to the jurisdiction of any state or federal court located within the Commonwealth of Pennsylvania, and irrevocably agree that, subject to the Bank's election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and the Borrowers waive any objection which they may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waive personal service of any and all process upon them and consent that all such service of process be made by mail or messenger directed to them at the address set forth in Section 21. Nothing contained in this Section shall affect the right of Bank to serve legal process in any other manner permitted by law or affect the right of Bank to bring any action or proceeding against any Borrower or their property in the courts of any other jurisdiction.

                  24.   MISCELLANEOUS.

                        24.1 Brokers. The transaction contemplated hereunder was brought about and entered into by Bank and the Borrowers acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. The Borrowers represent to Bank that the Borrowers have not committed Bank to the payment of any brokerage fee or commission in connection with this transaction. If any such claim is made against Bank by any broker, finder or agent or any other Person, the Borrowers agree to indemnify, defend and hold Bank harmless against any such claim, at the Borrowers' own cost and expense, including Bank's reasonable attorneys' fees. The Borrowers further agree that until any such claim or demand is adjudicated in Bank's favor, the amount claimed and/or demanded shall be deemed part of the Obligations secured by the Collateral.

                  24.2 Use of Bank's Name. The Borrowers shall not use the name of Bank or the name of any Affiliate of Bank in connection with any of their business or activities (other than disclosure to their employees and other professionals in the ordinary course of any Borrower's Business) except as may otherwise be required by the rules and regulations of the Securities and Exchange Commission or any like regulatory body and except as may be required in their dealings with any governmental agency.

                  24.3 No Joint Venture. Nothing contained herein is intended to permit or authorize any Borrower to make any contract on behalf of Bank, nor shall this Agreement be construed as creating a partnership, joint venture or making Bank an investor in any Borrower.

                  24.4 Survival. All covenants, agreements, representations and warranties made by the Borrowers in the Loan Documents or made by or on their behalf in connection with the transactions contemplated herein shall be true at all times this Agreement is in effect and shall survive the execution and delivery of the Loan Documents, any investigation at any time made by Bank or on their behalf and the making by Bank of the loans or advances to Borrowers. All statements contained in any certificate, statement or other document delivered by or on behalf of the Borrowers pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by the Borrowers.

                  24.5 No Assignment. The Borrowers may not assign any of their rights hereunder without the prior written consent of Bank and Bank shall not be required to lend hereunder except to Borrowers as they presently exist.

                  24.6 Assignment or Sale by Bank. Bank may sell, assign or participate all or a portion of its interest in the Loan Documents and in connection therewith may make available to any prospective purchaser, assignee or participant any information relative to Borrowers in its possession. In the event that Bank sells or assigns any portion of the Loans, Borrowers shall (a) execute and deliver to Bank and/or to the applicable purchaser or assignee, such substitute or replacement Notes or other Loan Documents, and (b) execute and deliver to Bank such amendments to the Loan Documents as Bank may request to reflect such sale or assignment.

                  24.7 Publicity. Borrowers agree that Bank may disclose the fact of the financing under this Agreement in the form of a "tombstone" announcement in the print media, whether individually or part of a general advertisement.

                  24.8 Injunctive Relief. Each of the Borrowers expressly acknowledges and agrees that an action for damages for any breach of the requirements of Section 11.5 shall not be an adequate remedy at law. In the event of any such breach, each of the Borrowers agrees to the fullest extent allowed by law that Bank shall be entitled to injunctive relief to restrain such breach and require compliance with such requirements.

                  24.9 Time is of the Essence. Time is of the essence in the Borrowers' performance of their obligations under the Loan Documents.

                  24.10 All Powers Coupled With Interest. All powers of attorney and other authorizations granted to Bank and any Persons designated by Bank pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied.

                  24.11 Disclosure and Disclaimer Regarding Power of Attorney. Borrowers acknowledge and certify as follows:

                        (a) The Loan Documents contain provisions authorizing Bank to act as each Borrower's attorney-in-fact or agent (collectively such powers are herein after referred to as the "Power of Attorney").

                        (b) The purpose of the Power of Attorney is to give Bank broad powers to execute documents, handle or sell property and otherwise act in the name of the Borrowers.

                        (c) The Power of Attorney is coupled with an interest and, as such, Bank, in exercising any of its rights under the Power of Attorney is not a fiduciary of the Borrowers. Bank may exercise any of its rights under the Power of Attorney for the sole benefit of Bank, without regard to the interests of the Borrowers.

                        (d) The Loan Agreement and the other Loan Documents are being executed in connection with a commercial loan or other financial transaction for business purposes and not primarily for personal, family or household purposes.

                        (e) Any rights the Borrowers may have to the specific provisions set forth in 20 Pa. C.S. 5601 et seq., as amended (specifically including Act 39 of 1999) are hereby forever waived and relinquished.

                        (f) The Borrowers have read and understand the Power of Attorney and this subsection regarding disclosure and disclaimer regarding the Power of Attorney.

                        (g) The Borrowers have consulted with legal counsel regarding the Power of Attorney and this subsection regarding disclosure and disclaimer regarding the Power of Attorney.

                  24.12 Binding Effect. This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns and shall bind all Persons who become bound as a borrower, guarantor or other Borrower under this Agreement.

                  24.13 Severability. The provisions of this Agreement and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

                  24.14 No Third Party Beneficiaries. The rights and benefits of this Agreement and the Loan Documents shall not inure to the benefit of any third party.

                  24.15 Modifications. Any modification or amendment of this Agreement or any of the Loan Documents shall be in writing signed by the parties hereto.

                  24.16 Holidays. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

                  24.17 Law Governing. This Agreement has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth, without regard to any rules or principles regarding conflicts of law or any rule or canon of construction which interprets agreements against the draftsman.

                  24.18 Integration. The Loan Documents shall be construed as integrated and complementary of each other, and as augmenting and not restricting Bank's rights, powers, remedies and security. The Loan Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supersede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence in order to reflect the intent of the parties. In the event of any inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall prevail.

                  24.19 Exhibits and Schedules. All exhibits and schedules attached hereto are hereby made a part of this Agreement.

         24.20 Headings. The headings of the Articles, Sections, paragraphs and clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

         24.21 Counterparts; Facsimile Signatures. The Loan Documents and any notice or communication under the Loan Documents may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument. Delivery of a photocopy or telecopy of an executed counterpart of a signature page to any Loan Document shall be effective as delivery of a manually executed counterpart of such Loan Document.

         24.22 Joint and Several. The obligations of the Borrowers to Bank under this Agreement shall be joint and several obligations.

         24.23 Limitation on Damages. The Borrowers and Bank agree that, in any action, suit or proceeding, in respect of or arising out of this Agreement, the Loan Documents or the transactions contemplated hereunder, each mutually waives to the fullest extent permitted by law, any claim for consequential, punitive or special damages.

         24.24 Waiver of Right to Trial by Jury. THE BORROWERS AND BANK WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE BORROWERS OR BANK WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE BORROWERS AND BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE BORROWERS AND BANK TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. THE BORROWERS ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              BORROWERS:


                              BERGER HOLDINGS, LTD.


                              By: /s/ Francis E. Wellock, Jr.
                                  ------------------------------------
                                  Francis E. Wellock, Jr., CFO


                              BERGER FINANCIAL CORP.

                              By: /s/ Francis E. Wellock, Jr.
                                  ------------------------------------
                                  Francis E. Wellock, Jr., CFO


                              BERGER BROS COMPANY

                              By: /s/ Francis E. Wellock, Jr.
                                  ------------------------------------
                                  Francis E. Wellock, Jr., CFO


                              COPPER CRAFT, INC.

                              By: /s/ Francis E. Wellock, Jr.
                                  ------------------------------------
                                  Francis E. Wellock, Jr., CFO


                              WALKER METAL PRODUCTS, INC.


                              By: /s/ Francis E. Wellock, Jr.
                                  -----------------------------------
                                  Francis E. Wellock, Jr., CFO

                                    BANK:

                                    WACHOVIA BANK, NATIONAL

                                    ASSOCIATION

                                    By: /s/ Paul Pyfer
                                        ---------------------------------------
                                        Paul Pyfer, Senior Vice President